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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
StarTek, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

STARTEK, INC.

NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS — May 29, 2003

PROXY STATEMENT

SUPPLEMENT TO 2002 ANNUAL REPORT TO
STOCKHOLDERS — May 29, 2003

APPENDIX A

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS PORTION OF STARTEK, INC'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2003.

APPENDIX B

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK PORTION OF STARTEK, INC'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2003.

APPENDIX C

CONSOLIDATED FINANCIAL STATEMENTS OF STARTEK, INC. AND SUBSIDIARIES PORTION OF STARTEK, INC.'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 27, 2003.

StarTek, Inc.
100 Garfield Street
Denver, Colorado 80206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2003

To the Stockholders:

        Notice is hereby given that the 2003 Annual Meeting of Stockholders of StarTek, Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters, 100 Garfield Street, Denver, Colorado 80206, on May 29, 2003, at 8:00 a.m. local time, for the following purposes:

  1.
  To elect six Directors to hold office for a term of one year and until their successors are elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003.

  3.
  To consider and act upon such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on April 18, 2003 as the record date for determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

        Whether or not you expect to be present, please sign, date, and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

By Order of the Board of Directors

David I. Rosenthal Secretary

April 28, 2003

  EVERY STOCKHOLDER'S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE, AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE 2003 ANNUAL MEETING OF STOCKHOLDERS OF STARTEK, INC.

STARTEK, INC.

TABLE OF CONTENTS

Notice of Annual Meeting
Proxy Statement:
2003 Annual Meeting of Stockholders
Outstanding Stock and Voting Rights
Beneficial Ownership of Common Stock by Directors, Officers, and Principal Stockholders
Section 16(a) Beneficial Ownership Reporting Compliance
Proposal 1 — Election of Directors of the Company
The Board of Directors and Committees
Executive Officers of the Company
Compensation of Directors and Executive Officers
Summary Compensation Table
Option Grants in Last Fiscal Year
Option Exercises and Fiscal Year-End Values
Compensation of Directors
Compensation and Option Committee Interlocks and Insider Participation
Employment Contracts and Termination Employment
Equity Compensation Plan Information
Report of the Compensation and Option Committee of the Board of Directors on Executive Compensation
Audit Committee Report
Stock Performance Graph
Proposal 2 — Approval of Appointment of Auditors
Stockholder Proposals
Miscellaneous
Supplement to Proxy Statement:
Appendix A:
Management's Discussion and Analysis of Financial Condition and Results of Operations Portion of StarTek, Inc.'s Form 10-K as filed with the Securities and Exchange Commission on March 27, 2003
Appendix B:
Quantitative and Qualitative Disclosure About Market Risk portion of StarTek, Inc.'s Form 10-K as filed with the Securities and Exchange Commission on March 27, 2003
Appendix C:
Consolidated Financial Statements of StarTek, Inc. and Subsidiaries portion of StarTek, Inc.'s Form 10-K as filed with the Securities and Exchange Commission on March 27, 2003.
Report of Independent Auditors
Consolidated Balance Sheets
Consolidated Income Statements
Consolidated Statements of Cash Flows
Consolidated Statements of Stockholders' Equity
Notes to Consolidated Financial Statements

PROXY STATEMENT

STARTEK, INC.
100 GARFIELD STREET
DENVER, COLORADO 80206
(303) 361-6000

2003 ANNUAL MEETING OF STOCKHOLDERS
MAY 29, 2003

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc., a Delaware corporation (the "Company"), of proxies for use at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's headquarters at 100 Garfield Street, Denver, Colorado 80206, on May 29, 2003 at 8 a.m. local time, and at any and all adjournments thereof. The Company's principal address is 100 Garfield Street, Denver, Colorado 80206. The date of mailing of this Proxy Statement is on or about April 28, 2003. The purpose of the meeting is to: (i) elect six directors of the Company; (ii) ratify the appointment of Ernst & Young, LLP as the Company's independent auditors for the year ending December 31, 2003; and (iii) consider and act upon such other business as may properly come before the Annual Meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

        In accordance with the By-laws of the Company, the Board of Directors of the Company (the "Board of Directors") has fixed the close of business on April 18, 2003 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record as of the Record Date will be entitled to vote. A stockholder who submits a proxy on the accompanying form has the power to revoke it by notice of revocation to the Company at any time before it is voted. A subsequently dated proxy, when filed with the Company, will constitute revocation. Proxies will be voted as specified on the proxy card. In the absence of specific instructions, proxies will be voted (i) FOR the proposals described in this Proxy Statement, and (ii) in the discretion of the proxy holders on any other matter which properly comes before the meeting. A stockholder who has given a proxy may nevertheless attend the meeting, revoke the proxy, and vote in person. The Board of Directors has selected A. Emmet Stephenson, Jr. and William E. Meade, Jr., and each of them, to act as proxies with full power of substitution.

        Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by officers and other management employees of the Company who will receive no additional compensation for their services. The total expense of any solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

        The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of common stock, $.01 par value, of the Company ("Common Stock"). As of the Record Date, 14,206,521 shares of Common Stock were issued and outstanding. Each outstanding share of Common Stock entitles the holder, as of the Record Date, to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of Common Stock as of the Record Date.

        The election of the directors nominated will require a plurality (i.e.,the highest number) of the votes cast in person or by proxy at the Annual Meeting by stockholders. In the election of directors, each stockholder is entitled to cast one vote per share for each director to be elected. Cumulative voting is not permitted. Approval of the appointment of the Company's auditors will require the affirmative vote of the holders of a majority of the shares of Common Stock present, whether in person or by proxy, at the Annual Meeting.

        Votes withheld from nominees for directors, abstentions, and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. For purposes of the election of directors, abstentions and broker non-votes are not considered to be votes cast and do not affect the plurality vote required for election of directors. For purposes of the appointment of the Company's auditors and any other matters properly brought before the Annual Meeting, broker non-votes will not be considered present and do not affect the vote taken; however, abstentions are considered as being present and have the effect of a "no" vote.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

        As of April 18, 2003, the beneficial ownership of Common Stock by each director, nominee for director, executive officer named in the Summary Compensation Table, persons known by the Company to beneficially own more than five percent of Common Stock, and by all present executive officers and directors of the company as a group was:

Name	Number of Shares Beneficially Owned (a)	Percent of Class
A. Emmet Stephenson, Jr. (b), (c)	3,350,882	23.6%
William E. Meade, Jr. (b), (d)	80,000	*
David I. Rosenthal (b), (e)	9,000	*
Lawrence Zingale (b), (f)	20,000	*
Toni E. Stephenson (b), (g)	3,350,882	23.6
FASSET Trust (b)	1,027,262	7.2
MASSET Trust (b)	1,027,262	7.2
Pamela S. Oliver (b), (h)	2,054,524	14.4
Michael W. Morgan (b), (i)	195,743	1.4
Ed Zschau (j)	35,000	*
Jack D. Rehm (k)	19,000	*
Hank Brown (l)	14,500	*
Michael S. Shannon (m)	9,000	*
Awad Asset Management (n)	801,938	5.6

All Directors and Executive Officers as a group (9 persons)	3,733,125	26.2%

*
Less than one percent
(a)
Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended. Unless otherwise stated below, each such person has sole voting and investment power with respect to all shares. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.
(b)
The address of such person, trust or trustee is c/o the Company, 100 Garfield Street, Denver, Colorado 80206.
(c)
Mr. Stephenson is the Chairman of the Board of the Company. Mr. Stephenson is the husband of Toni E. Stephenson. Mrs. Stephenson disclaims beneficial ownership of shares owned by Mr. Stephenson.
(d)
Mr. Meade is President and Chief Executive Officer of the Company. Includes 80,000 shares of Common Stock under Rule 13d-3(d), and excludes 120,000 shares of Common Stock underlying unvested options held by Mr. Meade.

(e)
Mr. Rosenthal is Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company. Includes 9,000 shares of Common Stock under Rule 13d-3(d), and excludes 36,000 shares of Common Stock underlying unvested options held by Mr. Rosenthal.
(f)
Mr. Zingale is Executive Vice President and Chief Operating Officer of the Company. Includes 20,000 shares of Common Stock under Rule 13d-3(d), and excludes 80,000 shares of Common Stock underlying unvested options held by Mr. Zingale.
(g)
Mrs. Stephenson is the wife of A. Emmet Stephenson, Jr. Mr. Stephenson disclaims beneficial ownership of shares owned by Mrs. Stephenson.
(h)
Represents shares owned by the FASSET and MASSET Trusts. Mrs. Oliver is the sole trustee of each of the trusts and has sole voting power and investment power with respect to the Common Stock held by the trusts. Mrs. Oliver is Mr. Stephenson's sister.
(i)
Mr. Morgan is Vice Chairman of the Board of the Company. Mr. Morgan owns 155,743 shares of Common Stock. Includes 40,000 shares of Common Stock under Rule 13d-3(d), and excludes 60,000 shares of Common Stock underlying unvested options held by Mr. Morgan.
(j)
Mr. Zschau is a Director of the Company. The Zschau Living Trust owns 10,000 shares of Common Stock. Includes 25,000 shares of Common Stock under Rule 13d-3(d). Mr. Zschau's business address is c/o Karen Cindrich, 1310 Trinity Drive, Menlo Park, California 94025.
(k)
Mr. Rehm is a Director of the Company. Includes 19,000 shares of Common Stock under Rule 13d-3(d). Mr. Rehm's address is 7116 S.E. Greenview Pl., Hobe Sound, FL 33455.
(l)
Mr. Brown is a Director of the Company. Mr. Brown owns 1,500 shares of Common Stock. Includes 13,000 shares of Common Stock under Rule 13d-3(d). Mr. Brown's business address is c/o Daniels Fund, 55 Madison St., Suite 255, Denver, CO 80206.
(m)
Mr. Shannon is a nominee for Director of the Company. Mr. Shannon owns 9,000 shares of Common Stock. Mr. Shannon's business address is KSL Recreation Corporation, 50-905 Avenida Bermudas, La Quinta, CA 92253.
(n)
Awad Asset Management, Inc.'s address is 250 Park Avenue, 2nd Floor, New York, New York 10177. The information regarding Awad Asset Management, Inc. is as of December 31, 2002 as reported by Awad Asset Management, Inc. to the Securities and Exchange Commission on Form 13G.

        Except as set forth in the table above, the Company knows of no other person that beneficially owns 5% or more of the outstanding Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock (collectively, "Insiders") to file reports with the Securities and Exchange Commission (the "Commission") disclosing direct and indirect ownership of Common Stock and changes in such ownership. The rules of the Commission require Insiders to provide the Company with copies of all Section 16(a) reports filed with the Commission. Based solely upon a review of copies of Section 16(a) reports received by the Company, and written representations that no additional reports were required to be filed with the Commission, the Company believes Insiders have complied with all Section 16(a) filing requirements applicable since January 1, 2000 except for the following: one late report filed by Ed Zschau, a director, reporting his grant of options upon the 2002 Annual Meeting; one late report filed by Jack D. Rehm, a director, reporting his grant of options upon the 2002 Annual Meeting; one late report filed by Hank Brown, a director, reporting his grant of options upon the 2002 Annual Meeting; and one late report filed by Lawrence Zingale, an executive officer, reporting his initial beneficial ownership.

PROPOSAL 1.
ELECTION OF DIRECTORS OF THE COMPANY

        The Company's By-laws provide that the Board of Directors shall consist of at least one director and no more than nine. Each director will serve an annual term ("Term"). The Board of Directors has fixed the number of directors of the Company at six. At the Annual Meeting, stockholders will elect six directors to serve until the 2004 annual meeting of stockholders and until successors are duly elected and qualified. The Board of Directors has nominated Messrs. A. Emmet Stephenson, Jr., William E. Meade, Jr., Michael W. Morgan, Ed Zschau, Hank Brown, and Michael S. Shannon to serve as directors until their terms expire in 2004. Jack D. Rehm (age 70) is retiring and is not standing for re-election.

        The names of nominees and directors continuing in office, their principal occupations, years in which they became directors, and years in which their terms expire are set forth below. In the event the nominee shall decline or be unable to serve, it is intended that the proxies will be voted in the discretion of the proxy holders. The Company knows of no reason to anticipate that this will occur.

A. Emmet Stephenson, Jr.; age 57; President, Stephenson and Company (a)

        Mr. Stephenson co-founded the Company in 1987 and has served as Chairman of the Board of the Company since its formation. Mr. Stephenson has also served as President of Stephenson and Company, a private investment firm in Denver, Colorado, for more than five years. Mr. Stephenson is a director of Danaher Corporation and serves on the Advisory board of First Berkshire Fund and Capital Resource Partners, L.P. If re-elected, his term will expire in 2004.

William E. Meade, Jr.; age 46; President and Chief Executive Officer, StarTek, Inc.

        Mr. Meade has served as the Company's President and Chief Executive Officer sine June 2001. Prior to joining StarTek, Mr. Meade was President and Chief Executive Officer of WebMiles, Inc. From 1987 to 1999 he was with the American Express Company. He finished his service there as Senior Vice-President of Business Development and Global Operations for the American Express Travelers Cheque Group. He also serves as a Director. If re-elected, his term will expire in 2004.

Michael W. Morgan; age 42; Vice Chairman of the Board, StarTek, Inc. (a)

        Mr. Morgan co-founded the Company in 1987 and has held managerial positions in companies providing outsourced services since 1984. Mr. Morgan has served as Vice Chairman of the Board of the Company since June 2001 and has served as a Director of the Company since January 1997. If re-elected, his term will expire in 2004.

Ed Zschau; age 63; Visiting Lecturer at Princeton University (a), (b)

        Mr. Zschau has served as a Director of the Company since January 1997. He is Visiting Lecturer at Princeton University in the Department of Electrical Engineering and was a Professor of Management at the Graduate School of Business Administration at Harvard University from September 1996 to August 2000. From April 1993 to July 1995, Mr. Zschau was General Manager, IBM Corporation Storage Systems Division. Mr. Zschau is a director of the Reader's Digest Association, Inc. If re-elected, his term will expire in 2004.

Hank Brown; age 63; President and Chief Executive Officer the Daniels Fund (b)

        On May 31, 2001, Mr. Brown was elected to the Board of Directors of the Company. Mr. Brown is President and Chief Executive Officer of the Daniels Fund. Mr. Brown was previously a United States Senator from 1990 to 1996 and served in the U.S. Congress for five consecutive terms from 1980 through 1990. He also served in the Colorado State Senate from 1972 through 1976. Mr. Brown is currently a Director of Sealed Air Corp. and Alaris Medical Inc. He was Vice President of Monfort of Colorado for 12 years. If re-elected, his term will expire in 2004.

Michael S. Shannon; age 45; President and Chief Executive Officer, KSL Recreation Corporation (c)

        Mr. Shannon is standing for election for the first time to the Board of Directors. He has served as President and Chief Executive Officer of KSL Recreation Corporation based in La Quinta, California since 1992. From 1986 to 1992, Mr. Shannon was President and Chief Executive Officer of Vail Associates in Vail, Colorado. Prior to that, he was an Assistant Vice President of First National Bank of Chicago. Mr. Shannon currently serves as a director of ING America Insurance Holdings. If elected, his term will expire in 2004.

(a)
Member of the Compensation and Option Committee of the Board of Directors

(b)
Member of the Audit Committee of the Board of Directors

(c)
Expected to be a member of the Audit Committee, if elected to the Board of Directors

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

        The Board of Directors had four regular meetings during 2002. All directors attended all meetings of the Board of Directors and of the Committees on which they served during 2002 that occurred while they were a Director.

        The Board of Directors has adopted a written Audit Committee Charter. The Audit Committee reviews the financial statements of the Company to confirm they reflect fairly the financial condition of the Company and to appraise the soundness, adequacy, and application of accounting and operating controls. The Audit Committee recommends independent auditors to the Board of Directors, reviews the scope of the audit function of the independent auditors, and reviews audit reports rendered by the independent auditors. The members of the Audit Committee during 2002 were Ed Zschau, Jack Rehm, and Hank Brown who are all "independent directors", as defined in Sections 303.01(B)(2)(a) and (3) of the NYSE's listing standards. The Audit Committee met three times during 2002. Michael S. Shannon is expected to replace Jack D. Rehm on the Audit Committee, if elected to the Board of Directors.

        The Compensation and Option Committee reviews the Company's compensation philosophy and programs, and exercises authority with respect to payment of direct salaries and incentive compensation to Company officers. In addition, the Committee is responsible for oversight of the StarTek, Inc. Stock Option Plan. The Compensation and Option Committee met five times in 2002.

        The Company has no nominating committee of its Board of Directors.

EXECUTIVE OFFICERS OF THE COMPANY

Executive Officers of the Company are as follows:

Name	Age	Position	Officer Since
A. Emmet Stephenson, Jr.	57	Chairman of the Board	1987
William E. Meade, Jr.	46	President, Chief Executive Officer and Director	2001
David I. Rosenthal	48	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	2001
Lawrence Zingale	47	Executive Vice President and Chief Operating Officer	2002

        A. Emmet Stephenson, Jr. co-founded the Company in 1987 and has served as Chairman of the Board of the Company since its formation. Mr. Stephenson has also served as President of Stephenson and Company, a private investment firm in Denver, Colorado, for more than five years. Mr. Stephenson is a director of Danaher Corporation and serves on the Advisory Boards of First Berkshire Fund and Capital Resource Partners, L.P.

        William E. Meade, Jr. has served as the Company's President and Chief Executive Officer since June 2001. Prior to joining StarTek, Mr. Meade was President and Chief Executive Officer of WebMiles, Inc. From 1987 to 1999 he was with the American Express Company. He finished his service there as Senior Vice-President of Business Development and Global Operations for the American Express Travelers Cheque Group. He also serves as a Director.

        David I. Rosenthal has served as the Company's Executive Vice President and Chief Financial Officer since August 2001. Mr. Rosenthal served as acting Chief Financial Officer for Celestial Seasonings from 1999 to 2000. From 1994-1999 he was with Hauser, Inc, serving as the Chief Financial Officer. Mr. Rosenthal is a director of Cyanotech Corporation.

        Lawrence Zingale has served as the Company's Executive Vice President and Chief Operating Officer since June 2002. Prior to joining StarTek, Mr. Zingale was President of Stonehenge Telecom. From 1997 to 1999 he was President and Chief Operating Officer of International Community Marketing. From 1980 to 1997, he was with AT&T, serving in various senior level positions.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth certain information concerning 2000, 2001, and 2002 compensation of the Company's Chief Executive Officer and executive officers of the Company who, in addition to the Chief Executive Officer, received the highest compensation during 2000, 2001, and 2002.

SUMMARY COMPENSATION TABLE

Annual Compensation (a)					Long-Term Compensation Awards	All Other Compensation ($)
Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Option(#)
William E. Meade, Jr. President, CEO, and Director	2000 2001 2002	— 247,692 400,000		— — —	— 200,000 —	— — 73,702	(b)
A. Emmet Stephenson, Jr. Chairman of the Board	2000 2001 2002	— — —		— — —	— — —	245,000 245,000 245,000	(c) (c) (c)
David I. Rosenthal Executive VP, CFO, Secretary, and Treasurer	2000 2001 2002	— 61,250 179,615		— — —	— 45,000 —	— — —
Michael W. Morgan Vice Chairman of the Board	2000 2001 2002	270,800 325,237 270,800		— — —	— 100,000 —	— — —
Lawrence Zingale Executive Vice President and Chief Operating Officer	2000 2001 2002	— — 166,923	(d)	— — 25,000	— — 100,000	— — 2,232	(b)

(a)
The Company did not provide perquisites or other personal benefits, securities, or property to the named executive officers which exceeded $50,000 or 10% of such officer's total salary, bonus or other compensation for 2000, 2001, and 2002.

(b)
Reimbursement of relocation expenses.

(c)
Effective January 1, 1997, the Company began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc.

(d)
Lawrence Zingale's annual base salary is $310,000.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth certain information relating to options granted to purchase shares of the Company Common Stock under the StarTek, Inc. Stock Option Plan.

Individual Grants
		% of Total Options Granted to Employee In Fiscal Year			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	No. of Securities Underlying Options/SARs Granted(#)
			Exercise Or Base Price ($/Sh)
Name				Expiration Date	5% ($)	10% ($)
Lawrence Zingale	100,000	30.0%	26.3000	6/10/12	1,653,993	4,191,543

        On June 10, 2002, Mr. Zingale was granted options to purchase 100,000 shares of Company Common Stock at an exercise price of $26.30. The foregoing options have a term of ten years and, except as otherwise determined by the Option Committee, will vest 20% per year for a five-year period commencing on the option grant.

        The dollar amounts set forth under the Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term are the result of calculations of assumed annual rates of stock price appreciation from the date of grant to the date of expiration of such options. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The Company's stock price may increase or decrease in value over the time period set forth above.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

        The following table provides information related to options exercised by the Company's named executive officers during fiscal 2002 and unexercised options held by them at December 31, 2002.

			Number of securities underlying unexercised options/SARs at fiscal year end(#) (1)
					Value of unexercised in-the-money options/SARs at fiscal year end($) (1)(2)
Name	Shares acquired on exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
A. Emmet Stephenson, Jr.	—	—	—	—	—	—
William E. Meade, Jr.	—	—	40,000	160,000	416,000	1,664,000
David I. Rosenthal	—	—	9,000	36,000	21,060	84,240
Lawrence Zingale	—	—	—	100,000	—	130,000

(1)
No SARs have been granted.

(2)
The closing price of the Company's Common Stock as reported by the New York Stock Exchange on December 31, 2002 was $27.60.

COMPENSATION OF DIRECTORS

        Pursuant to the Company's Directors Stock Option Plan and upon re-election on May 23, 2002 at the Company's 2002 Annual Meeting of Stockholders, the Company automatically granted an option to purchase 3,000 shares of Common Stock to each of three non-employee directors. The above-mentioned options fully vest upon grant date, expire ten years from grant date, and are exercisable at an exercise price equal to the closing market price of the Common Stock on the grant date. Pursuant to the Director Option Plan, each non-employee director will be automatically granted options to acquire 3,000 shares of Common Stock at an exercise price equal to market value of the Common Stock on the date of each annual meeting of stockholders at which such director is re-elected. The Directors' Option Plan is administered by the Board of Directors.

COMPENSATION AND OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        A. Emmet Stephenson, Jr. serves as a director, Chairman of the Board, and a member of the Company's Compensation and Option Committee. A. Emmet Stephenson, Jr. does not participate in deliberation regarding his own compensation. Except for Mr. Stephenson, no officers or employees of the Company participate in deliberations of the Compensation and Option Committee. The Compensation and Option Committee makes salary decisions with input from the Chief Executive Officer; however, the Chief Executive Officer does not participate in deliberations regarding his own compensation. See Summary Compensation Table for advisory fees paid to A. Emmet Stephenson, Jr., Inc.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

        The Company has not entered into any employment contracts, change of control arrangements, or termination of employment arrangements with any named executive officer except for the following: On January 1, 2001, the Company entered into an employment agreement with Michael W. Morgan. The agreement provides for, among other things, an annual base compensation of $270,800 and the executive services of Mr. Morgan as determined by the Board of Directors through July 15, 2004. Effective June 1, 2001, the Company accepted the resignation of Michael W. Morgan as Chief Executive Officer and President of the Corporation. Mr. Morgan continues to be entitled to payments of base compensation through July 15, 2004. Effective June 1, 2001, Mr. Morgan was elected Vice Chairman of the Board of Directors. In May 2001, the Company entered into an employment agreement with William E. Meade, Jr. who was elected President and Chief Executive Officer of the Corporation by the Board of Directors on June 1, 2001. The agreement provides for, among other things, an annual base compensation of $400,000 and the executive services of Mr. Meade as determined by the Board of Directors through May 2006. If the agreement is terminated other than for cause or death, Mr. Meade is entitled to payment of one year of base compensation.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes information as of December 31, 2002 about the Company's stock option plans for employees and non-employee directors. The Company offers no other equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	1,194,220	21.11	116,770
Equity compensation plans not approved by stockholders	—	—	—

Total	1,194,220	21.11	116,770

REPORT OF THE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        This committee report is not deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and this committee report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

        The Compensation and Option Committee has responsibility to: (i) recommend to the full Board of Directors salary, bonus, and other benefits, direct and indirect, of the Chairman, President and Chief Executive Officer, Executive Vice Presidents, members of the Board of Directors who are also involved in management of the Company, and such other officers of the Company as are designated from time to time by the Board of Directors; (ii) review and submit recommendations concerning new executive compensation or stock plans; (iii) establish and review corporate policies concerning management perquisites; (iv) assess the Company's executive development plan, if any; and (v) recommend director compensation.

        Total executive officer compensation is comprised of salary and grants of options to purchase Common Stock. Executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Common Stock. These grants are normally made at or above the fair market value on the date of grant and vest over a five-year period. The amount of options granted is impacted both by the level of the employee within the Company's management and the amount of options previously granted to the employee. The Committee considers the value of each executive officer's contribution to the performance of the Company (including the Chief Executive Officer) in determining salary levels and grants of options.

        The Compensation and Option Committee has structured the compensation of the Chief Executive Officer, Mr. Meade, in order to link it to his individual performance. The Committee has granted incentives to him tied to the Company's performance measured with respect to sales, profitability, and cash flow and to the Company's long-term growth as measured by increases in the value of the Company's Common Stock. The Committee also considered the compensation packages available to chief executives of comparable companies and the need to attract and retain a chief executive of Mr. Meade's caliber. Mr. Meade's compensation is reviewed annually.

        The 2002 salaries and other compensation of the three current executive officers, the Chairman of the Board, and the Vice-Chairman of the Board appear in the Summary Compensation Table. Effective January 1, 1997, the Company began paying an annual advisory fee of $245,000 to A. Emmet Stephenson, Jr., Inc. (wholly-owned by A. Emmet Stephenson, Jr., Chairman of the Board).

By the Compensation and Option Committee:
A. Emmet Stephenson, Jr. Ed Zschau Jack D. Rehm

AUDIT COMMITTEE REPORT

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's Form 10-K for the year ended December 31, 2002 with management including a discussion of the application of generally accepted accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed with the Committee under Statement on Auditing Standards No. 61. The Committee has received from the independent auditors written disclosures required by Independence Standards Board Standard No. 1, and has discussed with the Company's independent auditors their independence. In addition, the Committee has considered the effect all other fees paid the independent auditors may have on their independence.

        The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held three meetings during fiscal year 2002.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

By the Audit Committee:
Ed Zschau Jack D. Rehm Hank Brown

March 13, 2003

STOCK PERFORMANCE GRAPH

        The graph below compares the cumulative total stockholder return on the Common Stock since consummation of the Company's initial public offering in June 1997 with the cumulative total return of the New York Stock Exchange Composite Index ("NYSE") and of the Russell 2000 Index ("Russell") over the same period. The Company does not believe stock price performance shown on the graph below is necessarily indicative of future price performance.

TOTAL SHAREHOLDER RETURN

        The stock performance graph assumes $100 was invested on June 19, 1997.

        The information set forth under the heading "Stock Performance Graph" is not deemed to be "soliciting material" or to be "filed" with the Commission or subject to the Commission's proxy rules or to the liabilities of Section 18 of the Exchange Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

PROPOSAL 2.
APPROVAL OF APPOINTMENT OF AUDITORS

        The Board of Directors has appointed Ernst & Young LLP, an international firm of independent certified public accountants, to act as independent accountants for the Company and its consolidated subsidiaries for the year ending December 31, 2003. Ernst & Young LLP has been the Company's auditors since the year ended June 30, 1991, and has advised the Company that it does not have any direct or indirect financial interest in the Company or any of its subsidiaries, nor has such firm had any such interest in connection with the Company during the past five years.

Audit Fees

        The aggregate fees billed for professional services by Ernst & Young LLP for its audit of the Company's annual financial statements for the fiscal year ending December 31, 2002, and its reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year, were $178,500.

Financial information Systems Design and Implementation Fees

        Ernst and Young LLP billed no fees to the Company for financial information systems design and implementation during the most recent fiscal year.

All Other Fees

        The aggregate fees billed to the Company for all other services rendered by Ernst and Young LLP for the most recent fiscal year were $59,500. These fees related primarily to preparation and review of the Company's tax returns.

Auditor Independence

        The Audit Committee of the Board of Directors has considered the effect that provision of the services described under "All Other Fees" may have on the independence of Ernst & Young LLP. The Audit Committee has determined that provision of those services is compatible with maintaining the independence of Ernst & Young LLP as the Company's principal accountants.

        The Audit Committee and the Board of Directors unanimously recommend stockholders vote "FOR" ratification and approval of selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2003.

STOCKHOLDERS PROPOSALS

        Stockholder proposals intended to be presented at the 2004 Annual Meeting of Stockholders of the Company must be received by the Company at its executive offices at 100 Garfield Street, Denver, Colorado 80206, attention to Director of Investor Relations, no later than December 26, 2003 for inclusion in the proxy statement relating to the 2004 Annual Meeting of Stockholders.

MISCELLANEOUS

        The Company's Annual Report to Stockholders for the year ended December 31, 2002 will be furnished with this Proxy Statement to stockholders of record as of April 18, 2003. The Annual Report to Stockholders for the year ended December 31, 2002 does not constitute a part of the proxy soliciting materials.

        Management of the Company is not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By Order of the Board of Directors

David I. Rosenthal Secretary

Dated: April 28, 2003

        The Company's Annual Report on Form 10-K for fiscal year ended December 31, 2002, including consolidated financial statements, required to be filed with the Commission pursuant to Rule 13a-1 of the Exchange Act will be furnished, excluding exhibits, without charge, to any stockholder upon written request. A copy may be requested by writing to the Director of Investor Relations, StarTek, Inc., 100 Garfield Street, Denver, Colorado 80206. The Company's Annual Report on Form 10-K can be obtained over the Internet through the Company's web site. The Company's Internet address is http://www.startek.com. Additionally, the Annual Report on Form 10-K and other information filed with the Commission by the Company can be inspected at and obtained from the Commission at prescribed rates at public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at certain regional offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6061. The Commission maintains a web site at http://www.sec.gov that contains reports, proxies, information statements, and other information regarding the Company that has been filed electronically with the Commission.

APPENDIX A

STARTEK, INC. AND SUBSIDIARIES

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        All statements contained in this Form 10-K, which are not statements of historical facts, are forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements are preceded by terms such as "may", "will", "should", "anticipates", "expects", "believes", "plans", "future", "estimate", "continue", and similar expressions. The following are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, inflation and general economic conditions in the Company's and its clients' markets, risks associated with the Company's reliance on principal clients, loss or delayed implementation of a large project or service offering for a principal client, which could cause substantial quarterly variation in the Company's revenues and earnings, difficulties in managing rapid growth; risks associated with rapidly changing technology, dependence on labor force, risks associated with international operations and expansion, risks from offshore competition, control by principal stockholders, dependence on key personnel, dependence on key industries and trends toward outsourcing, risks associated with the Company's contracts, highly competitive domestic and international markets, risks of business interruptions, volatility of the Company's stock price, risks related to the Company's Internet web site operations, risks related to the Company's portfolio of Internet domain names, and risks related to fluctuating values of the Company's portfolio of investment securities. These factors include risks and uncertainties beyond the Company's ability to control; and in many cases, the Company and its management cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by use of forward-looking statements. Similarly, it is impossible for management to foresee or identify all such factors. As such, investors should not consider the foregoing list to be an exhaustive statement of all risks, uncertainties, or potentially inaccurate assumptions. All forward-looking statements herein are made as of the date hereof, and the Company undertakes no obligation to update any such forward-looking statements. All forward-looking statements herein are qualified in their entirety by information set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations"—"Risk Factors" appearing elsewhere in this Form 10-K.

Overview

        StarTek has historically generated revenues through the performance of process management services, which include a comprehensive offering of supply chain management services, high-end inbound technical support and customer care teleservices, provisioning management for complex telecommunications systems, and E-commerce support and fulfillment. Substantially all of the Company's significant arrangements with its clients for its services generate revenues based, in large part, on the number and duration of customer inquiries, and the volume, complexity and type of components involved in the handling of clients' products. Changes in the complexity or type of components in the product units assembled by the Company may have an effect on the Company's revenues, independent of the number of product units assembled.

        An essential element of the Company's ability to grow is availability of capacity to readily provide for the needs of new clients and the increasing needs of existing clients. StarTek currently operates from facilities in the United States, United Kingdom, and Canada. Management believes StarTek's existing facilities are adequate for the Company's current and near-term operations, but continued capacity expansion will be required to support continued growth. Management intends to maintain a certain amount of excess capacity to enable StarTek to readily provide for the needs of new clients and the increasing needs of existing clients. In February 2003, the Company announced the opening of two new facilities in Regina, Saskatchewan, Canada and Decatur, Illinois to meet the increasing needs of our clients.

        The Company frequently purchases components of its clients' products as an integral part of its process management services and in advance of providing its product assembly and packaging services. These components are packaged, assembled, and held by StarTek pending shipment. The Company generally has the right to be reimbursed from clients for unused inventories. Client-owned inventories are not valued in the Company's balance sheet. See Notes 1 and 5 to the consolidated financial statements set forth herein for a further description of the Company's inventories.

Results of Operations

        The following table should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Form 10-K, and sets forth certain consolidated income statement data expressed as a percentage of revenues:

	Year Ended December 31,
	2000	2001	2002
Revenues	100.0%	100.0%	100.0%
Cost of services	76.5	75.4	75.5

Gross profit	23.5	24.6	24.5
Selling, general and administrative expenses	10.4	14.2	10.9

Operating profit	13.1	10.4	13.6
Net interest income and other	2.3	2.4	1.0
Loss on impaired investments	—	(8.5)	(3.0)

Income before income taxes	15.4	4.3	11.6
Income tax expense	5.7	1.6	4.3

Net income	9.7%	2.7%	7.3%

2002 Compared to 2001

        Revenues.    Revenues increased $25.3 million, or 13.9%, from $182.6 million in 2001 to $207.9 million in 2002. This increase was largely due to increased technical support services, partially offset by reduced supply chain management services.

        Microsoft's European contract with the company was not renewed when it expired on June 30, 2002. While this negatively impacted revenues in 2002, operating profits were not materially adversely affected because of the low operating margins of the revenue. Management adjusted personnel levels and infrastructure accordingly.

        Costs of Services.    Cost of services increased $19.4 million, or 14.1%, from $137.6 million in 2001 to $157.0 million in 2002. As a percentage of revenues, cost of services was 75.4% and 75.5% in 2001 and 2002, respectively. The percentage increase results from a change in the mix of services provided, offset by a shift in managers to operations, which results in additional cost of services but a decrease in selling, general and administrative expenses.

        Gross Profit.    Due to the foregoing factors, gross profit increased $5.9 million in 2002, or 13.1%, from $45.0 million in 2001 to $50.9 million in 2002. As a percentage of revenues, gross profit was 24.6% and 24.5% in 2001 and 2002, respectively.

        Selling, General, and Administrative Expenses.    Selling, general and administrative expenses decreased $3.4 million, or 13.0%, from $25.9 million in 2001 to $22.5 million in 2002. As a percentage of revenues, selling, general and administrative expenses decreased from 14.2% in 2001 to 10.9% in 2002. The decrease in selling, general and administrative expenses as a percentage of revenue and by $3.4 million was primarily due to a shift in managers to operations and the attendant shift in costs to cost of services, but was partially offset by the hiring of new senior management personnel.

        Operating Profit.    As a result of the foregoing factors, operating profit increased $9.3 million or 48.8% from $19.0 million in 2001 to $28.3 million in 2002. As a percentage of revenues, operating profit increased from 10.4% in 2001 to 13.6% in 2002.

        Net Interest Income and Other.    Net interest income and other decreased $2.3 million or 54.0% from $4.3 million in 2001 to $2.0 million in 2002. Substantially all net interest income and other continues to be derived from cash equivalents and investment balances, partially offset by interest expense incurred as a result of the Company's various debt and lease arrangements. The decrease is the result of the weakened economy, lower interest rates, and poor securities markets.

        Loss on Impaired Investments.    Loss on impaired investments decreased $9.3 million or 59.8% from $15.5 million in 2001 to $6.2 million in 2002. As a percentage of revenues, loss on impaired investments decreased from 8.5% in 2001 to 3.0% in 2002. The 2002 loss is the result of $6.3 million of declines in the fair value of investments available for sale that the Company determined to be other than temporary, offset by a $0.1 million partial cash recovery of the Six Sigma investment impaired in 2001. The 2001 loss was the result of the impairment of two investments. The first impairment, of $3.1 million, was related to the Company's investment in Six Sigma, LLC and occurred due to the bankruptcy filing of Six Sigma, LLC because of alleged misappropriation of funds from its customer. The second impairment, of $12.4 million, was related to the Company's investment in Gifts.com, Inc. and resulted from continued operating losses, negative cash flows, and a deficiency in working capital of Gifts.com, Inc.

        Income Before Income Taxes.    As a result of the foregoing factors, income before income taxes increased $16.2 million, or 205.4%, from $7.9 million in 2001 to $24.1 million in 2002. As a percentage of revenues, income before income taxes increased from 4.3% in 2001 to 11.6% in 2002.

        Income Tax Expense.    Income tax expense for 2001 and 2002 reflects a provision for federal, state, and foreign income taxes at an effective rate of 38.2% and 37.0% respectively.

        Net Income.    Based on the factors discussed above, net income increased $10.3 million, or 211.4%, from $4.9 million in 2001 to $15.2 million in 2002.

2001 Compared to 2000

        Revenues.    Revenues decreased $18.1 million, or 9.1%, from $200.7 million in 2000 to $182.6 million in 2001. This decrease was largely due to reduced revenue from the supply chain management services, partially offset by increased technical support services.

        Costs of Services.    Cost of services decreased $16.0 million, or 10.4%, from $153.6 million in 2000 to $137.6 million in 2001. As a percentage of revenues, cost of services was 76.5% and 75.4% in 2000 and 2001, respectively. This percentage decreased primarily due to an increase in high margin business.

        Gross Profit.    Due to the foregoing factors, gross profit decreased $2.2 million in 2001, or 4.6%, from $47.1 million in 2000 to $44.9 million in 2001. As a percentage of revenues, gross profit was 23.5% and 24.6% in 2000 and 2001, respectively.

        Selling, General, and Administrative Expenses.    Selling, general and administrative expenses increased $5.0 million, or 23.8%, from $20.9 million in 2000 to $25.9 million in 2001. As a percentage of revenues, selling, general and administrative expenses increased from 10.4% in 2000 to 14.2% in 2001. This increase was the result of facility expansions to support growth in technical support services and expenses incurred to attract and hire senior level managers during the year.

        Operating Profit.    As a result of the foregoing factors, operating profit decreased $7.1 million or 27.2% from $26.1 million in 2000 to $19.0 million in 2001. As a percentage of revenues, operating profit decreased from 13.1% in 2000 to 10.4% in 2001.

        Net Interest Income and Other.    Net interest income and other decreased $0.4 million or 8.5% from $4.7 million in 2000 to $4.3 million in 2001. The majority of net interest income and other continues to be derived from cash equivalents and investment balances, partially offset by interest expense incurred as a result of the Company's various debt and lease arrangements. The decrease is the result of lower interest rates in 2001.

        Loss on Impaired Investments.    The Company recorded a loss on impaired investments of $15.5 million, or 8.5% of revenue, in 2001. This loss was the result of the impairment of two investments. The first impairment, of $3.1 million, was related to the Company's investment in Six Sigma, LLC and occurred due to the bankruptcy filing of Six Sigma, LLC because of alleged misappropriation of funds from its customer. The second impairment, of $12.4 million, was related to the Company's investment in Gifts.com, Inc. and resulted from continued operating losses, negative cash flows, and a deficiency in working capital of Gifts.com, Inc.

        Income Before Income Taxes.    As a result of the foregoing factors, income before income taxes decreased $22.9 million, or 74.4%, from $30.8 in 2000 to $7.9 million in 2001. As a percentage of revenues, income before income taxes decreased from 15.4% in 2000 to 4.3% in 2001.

        Income Tax Expense.    Income tax expense for 2000 and 2001 reflects a provision for federal, state, and foreign income taxes at an effective rate of 37.0% and 38.2% respectively.

        Net Income.    Based on the factors discussed above, net income decreased $14.5 million, or 74.9%, from $19.4 million in 2000 to $4.9 million in 2001.

Liquidity and Capital Resources

        Since its initial public offering in 1997, the Company has primarily financed its operations, liquidity requirements, capital expenditures, and capacity expansion through cash flows from operations, and to a lesser degree, through various forms of debt and leasing arrangements.

        The Company maintains a $10.0 million unsecured line of credit with Wells Fargo Bank West, N.A. (the "Bank"). Borrowing under the new line of credit bears interest at the Bank's prime rate minus 1% (3.25% as of December 31, 2002). Under this line of credit, the Company is required to maintain minimum tangible net worth of $65.0 million and operate at a profit. The Company may not pay dividends in an amount that would cause a failure to meet these financial covenants. As of December 31, 2002 and the date of this Form 10-K, the Company was in compliance with the financial covenants pertaining to the unsecured line of credit and $10.0 million was available under this line of credit.

        As of December 31, 2002, the Company had cash, cash equivalents, and investment balances of $57.2 million, working capital of $80.4 million, and stockholders' equity of $114.6 million. Cash and cash equivalents are not restricted. See "Quantitative and Qualitative Disclosure About Market Risk" set forth herein for further discussions regarding the Company's cash, cash equivalents, investments available for sale, and trading securities.

        Net cash provided by operating activities was $25.9 million and $21.1 million for the years ended December 31, 2001 and 2002, respectively. This decrease was primarily a result of an increase in accounts receivable, partially offset by an increase in profit from operations and net changes in other operating assets. Without the effect of net purchases/sales of trading securities, operating cash flows were $24,720, $19,534, and $20,056 in 2000, 2001, and 2002, respectively.

        Net cash used in investing activities was $34.5 million and $19.0 million for the years ended December 31, 2001 and 2002, respectively. This increase was primarily due to a decrease in purchases of property, plant, and equipment.

        Net cash provided by (used in) financing activities was $1.1 million and $(3.7) million for the years ended December 31, 2001 and 2002, respectively. Financing activities, during both periods, consisted of principal payments on borrowings, offset by proceeds from exercises of employee stock options and borrowings.

        The effect of currency exchange rate changes on translation of the Company's United Kingdom and Canada operations was not substantial during the year 2002. Terms of the Company's agreements with clients and subcontractors are typically in US dollars except for certain agreements related to its United Kingdom and Canada operations. If the international portion of the Company's business grows, more revenues and expenses will be denominated in foreign currencies, which increases the Company's exposure to fluctuations in currency exchange rates. See "Quantitative and Qualitative Disclosure About Market Risk" set forth herein for a further discussion of the Company's exposure to foreign currency exchange risks in connection with its investments.

        Management believes the Company's cash, cash equivalents, investments, anticipated cash flows from future operations, and $10.0 million line of credit will be sufficient to support its operations, capital expenditures, and various repayment obligations under its debt and lease agreements for the foreseeable future. Liquidity and capital requirements depend on many factors, including, but not limited to, the Company's ability to retain or successfully and timely replace its principal clients and the rate at which the Company expands its business, whether internally or through acquisitions and strategic alliances. To the extent funds generated from sources described above are insufficient to support the Company's activities in the short or long-term, the Company will be required to raise additional funds through public or private financing. No assurance can be given that additional financing will be available, or if available, it will be available on terms favorable to the Company.

Contractual Obligations (in thousands)

        The following table summarizes, as of December 31, 2002, the Company's obligations to make future payments under contractual commitments:

	Less than 1 year	1-3 years	4-5 years	After 5 years	Total
Long-term debt (1)	$2,221	$3,630	$52	$579	$6,482
Operating leases (2)	1,023	1,641	1,195	1,025	4,884

Total Contractual Obligations	$3,244	$5,271	$1,247	$1,604	$11,366

(1)
Long-term debt consists of fixed rate equipment loans with interest rates ranging from 5.0% to 5.4%, variable rate equipment loans, non-interest bearing promissory notes, and other debt obligations.

(2)
The Company leases facilities and equipment under various non-cancelable operating leases.

Critical Accounting Policies and Judgments

        The Company recognizes revenues as process management services are completed. The Company's cost of services includes labor, telecommunications, materials, and freight expenses that are variable in nature, and certain facility expenses. All other operating expenses, including expenses related to technology support, sales and marketing, human resources, and other administrative functions not allocable to specific client services, are included in selling, general and administrative expenses, which generally tend to be either semi-variable or fixed in nature.

        As part of cash management, the Company invests in corporate bonds, bond mutual funds, equity mutual funds, international mutual funds, investment partnerships, real estate investment trusts, and various forms of equity securities. Investments are classified as trading securities and investments available for sale based on the Company's intent at the date of purchase. Trading securities are bought and held principally for the purpose of selling them in the near term. Debt securities that the Company has both the positive intent and ability to hold to maturity are classified as held to maturity. The Company currently has no investments in this classification. All other investments not deemed to be trading securities or held to maturity are classified as investments available for sale. Trading securities and investments available for sale are carried at fair market values. Fair market values are determined by the most recently traded price of the security or underlying investment at the balance sheet date. Due to the potential limited liquidity of some of these instruments, the most recently traded price may be different from the value that might be realized if the Company were to sell or close out the transactions. Such differences are not considered substantial to the Company's results of operations, financial condition, or liquidity. Changes in the fair market value of trading securities are reflected on the income statement. Temporary changes in the fair market value of investments held for sale are reflected in stockholders' equity. The Company exercises judgment in periodically evaluating investments for impairment. Investments are evaluated for other-than-temporary impairment if the fair value was below cost after six months. The Company then considers additional factors such as market conditions, the industry sectors in which the investment entity operates, and the viability and prospects of each entity. A write-down of the related investment is recorded when an impairment is considered other than temporary.

        In preparing its financial statements, the Company is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company evaluates its estimates and judgments on an ongoing basis, including those related to bad debts, inventory valuations, property, plant and equipment, intangible assets, income taxes, restructuring costs, contingences, and litigation. The Company bases its estimates and judgments on historical experience and on various other factors that management believes to be reasonable under the circumstances. Actual results may differ from these estimates.

        The Company exercises judgment in evaluating its long-lived assets for impairment. Management believes the Company's businesses will generate sufficient undiscounted cash flow to more than recover the investments it has made in property, plant and equipment.

New Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. SFAS No. 142 requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. The Company adopted SFAS No. 141 and No. 142 on January 1, 2002 and the adoption of these statements did not result in any material impact.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated asset retirement costs. The Company adopted SFAS No. 143 on January 1, 2003, and the adoption of this statement did not result in any material impact.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 on January 1, 2002 and the adoption of this statement did not result in any material impact.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which provides guidance related to accounting for costs associated with disposal activities covered by SFAS No. 144 or with exit or restructuring activities previously covered by Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 supercedes EITF Issue No. 94-3 in its entirety. SFAS No. 146 requires that costs related to exiting an activity or to a restructuring not be recognized until the liability is incurred. SFAS No. 146 will be applied prospectively to exit or disposal activities that are initiated after December 31, 2002. The Company is currently evaluating the effects, if any, that this standard will have on its results of operations and financial position.

        In December 2002, the FASB issued SFAS No. 148, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No. 148 requires disclosure of the pro forma effect in interim financial statements. The transition requirements of SFAS No. 148 are effective for the Company's fiscal year 2003. The Company currently does not plan to transition to a fair value method of accounting for stock-based employee compensation.

Inflation and General Economic Conditions

        Although management cannot accurately anticipate effects of domestic and foreign inflation on the Company's operations, management does not believe inflation has had, or is likely in the foreseeable future to have, a material adverse effect on the Company's results of operations or financial condition.

Risk Factors

Reliance on Principal Client Relationships

        The following table represents revenue concentrations of the Company's principal clients:

	Year ended December 31,
	2001	2002
Microsoft Corp.	48.4%	34.4%
AT&T Wireless Services, Inc.	19.1%	26.3%
AT&T Corp.	10.8%	13.3%
T-Mobile, a subsidiary of Deutsche Telekom	*	12.2%

*
Represents less than 10% of total revenue.

        The loss of a principal client and/or changes in timing or termination of a principal client's product launch or service offering would have a material adverse effect on the Company's business, revenues, operating results, and financial condition. There can be no assurance the Company will be able to retain its principal clients or, if it were to lose any of its principal clients, would be able to timely replace the revenue generated by the lost clients. Additionally, the amount and growth rate of revenues derived from the Company's principal clients in the past is not necessarily indicative of revenues that may be expected from such clients in the future.

        Microsoft's European contract with the Company was not renewed when it expired on June 30, 2002. While this negatively impacted revenues in 2002, operating profits were not materially adversely affected because of the low operating margins of the revenue. Management adjusted personnel levels and infrastructure accordingly.

Variability of Quarterly Operating Results

        The Company's business is seasonal and is at times conducted in support of product launches for new and existing clients. Historically, the Company's revenues have been substantially lower in the quarters preceding the fourth quarter due to timing of its clients' marketing programs and product launches, which are typically geared toward the holiday buying season. However, the Company's revenues and operating results for the year ended December 31, 2002 are not necessarily indicative of revenues or operating results that may be experienced in future periods. Additionally, the Company has experienced and expects to continue to experience, quarterly variations in revenues and operating results as a result of a variety of factors, many of which are outside the Company's control, including: (i) timing of existing and future client product launches or service offerings; (ii) expiration or termination of client projects; (iii) timing and amount of costs incurred to expand capacity in order to provide for further revenue growth from existing and future clients; (iv) seasonal nature of certain clients' businesses; (v) cyclical nature of certain high technology clients' businesses; and (vi) changes in the amount and growth rate of revenues generated from the Company's principal clients.

Dependence on the Success of Clients' Products and Services

        In substantially all of our client programs, the Company generates revenues based, in large part, on the amount of products and services demanded by our clients' customers. Consequently, and due to the inbound nature of the Company's business, the amount of revenues generated from any particular client program is dependent upon consumers' interest in, and use of the clients' products and/or services.

Highly Competitive Markets

        The markets in which StarTek operates are highly competitive. Management expects competition to persist and intensify in the future. The Company's competitors include small firms offering specific applications, divisions of large companies, large independent firms and, most significantly, in-house operations of StarTek's existing and potential clients. A number of competitors have or may develop financial and other resources greater than those of the Company. Similarly, there can be no assurance additional competitors with greater name recognition and resources than the Company will not enter the markets in which the Company operates. In-house operations of the Company's existing and potential clients are significant competitors of the Company. As a result, StarTek's performance and growth could be materially and adversely affected if its clients decide to provide in-house services currently outsourced, or if potential clients retain or increase their in-house capabilities. Moreover, a decision by its principal client to consolidate its outsourced services with a company other than StarTek would materially and adversely affect the Company's business. Additionally, competitive pressures from current or future competitors could result in substantial price erosion, which could materially and adversely affect the Company's business, results of operations, and financial condition.

Difficulties in Managing Business Undergoing Rapid Growth

        The Company has experienced rapid growth in some years prior to 2002 and anticipates future growth. Anticipated growth depends on a number of factors, including the Company's ability to: (i) initiate, develop, and maintain new and existing client relationships, particularly relationships with its principal client(s); (ii) expand its sales and marketing organization; (iii) recruit, motivate, and retain qualified management, customer support, and other personnel; (iv) rapidly expand capacity of its existing facilities or identify, acquire or lease suitable additional facilities on acceptable terms and complete build-outs of such facilities in a timely and economic fashion; (v) provide high quality services to its clients; and (vi) maintain relationships with high-quality and reliable suppliers. Continued rapid growth can be expected to place significant strain upon the Company's management, employees, operations, operating and financial systems, and other resources. To accommodate such growth and to compete effectively, the Company must continue to implement and improve its information systems, procedures, and controls and expand, train, motivate, and manage its workforce. There can be no assurance the Company's personnel, systems, procedures, and controls will be adequate to support the Company's future operations. Further, there can be no assurance the Company will be able to maintain or accelerate its current growth, effectively manage its expanding operations, or achieve planned growth on a timely and profitable basis. If the Company is unable to manage growth effectively or if growth does not occur, its business, results of operations, and financial condition could be materially and adversely affected.

Risks Associated with Rapidly Changing Technology

        Continued and substantial worldwide use and development of the Internet as a delivery system for computer software, hardware, computer games, other computer related products, and products in general could significantly and adversely affect demand for the Company's services. Additionally, the Company's success is significantly dependent on its computer equipment, telecommunications equipment, software systems, operating systems, and financial systems. There can be no assurance that the Company will be able to develop and market any new services, or that such services will be commercially successful, or clients' and competitors' technologies or services will not render the Company's services obsolete. Furthermore, the Company's failure to successfully and timely implement sophisticated technology or to respond effectively to technological changes in general, would have a material adverse effect on the Company's success, growth prospects, results of operations, and financial condition.

Dependence on Labor Force

        StarTek's success is largely dependent on its ability to recruit, hire, train, and retain qualified employees. The Company's business is labor intensive and continues to experience relatively high personnel turnover. The Company's operations, especially its technical support teleservices, generally require specially trained employees. Increases in the Company's employee turnover rate could increase the Company's recruiting and training costs and decrease its operating efficiency and productivity. Also, the addition of new clients or implementation of new projects for existing clients may require the Company to recruit, hire, and train personnel at accelerated rates. There can be no assurance that the Company will be able to successfully recruit, hire, train, and retain sufficient qualified personnel to adequately staff for existing business or future growth. Additionally, since a substantial portion of the Company's operating expenses consist of labor related costs, labor shortages together with increases in wages (including minimum wages as mandated by the US federal government, employee benefit costs, employment tax rates, and other labor related expenses) could have a material adverse effect on StarTek's business, operating profit, and financial condition.

Risks Associated with the Company's Contracts

        The Company typically enters into written agreements with each client for outsourced services, or performs services on a purchase order basis. Under substantially all of the Company's significant arrangements with its clients, including its principal clients, the Company typically generates revenues based on the number and duration of customer inquiries, and volume, complexity, and type of components involved in its clients' products. Consequently, the amount of revenues generated from any particular client is generally dependent upon customers' purchase and use of that client's products. There can be no assurance as to the number of customers who will be attracted to the products of the Company's clients or that the Company's clients will continue to develop new products that will require the Company's services. Although the Company currently seeks to sign multi-year contracts with its clients, the Company's contracts, including its contracts with principal clients, generally: (i) permit termination upon relatively short notice by its clients; (ii) do not designate the Company as its clients' exclusive outsourcing service provider; (iii) do not penalize its clients for early termination, and; (iv) generally hold the Company responsible for work performed which does not meet certain pre-defined specifications. To the extent the Company works on a purchase order basis, agreements with its clients frequently do not provide for minimum purchase requirements, except in connection with certain of its technical support services. Certain of the Company's contracts require the Company, through its wholly-owned subsidiaries and for certain of its facilities and services, to maintain ISO certification.

Risks Associated with General Economic Conditions

        StarTek operates within US and international economies that are subject to various economic, market and other factors. The Company, as well as its clients, can be particularly vulnerable to recession or other significant economic events or downturn. The US economy and related financial markets have experienced generally downward fluctuations in the past twelve months. Economic instability or continued recession may continue for the foreseeable future. These broad economic factors can adversely affect StarTek's revenue and profit margins.

Risks Associated with International Operations and Expansion

        StarTek currently conducts business in the United Kingdom and Canada, in addition to its US operations. International operations accounted for 21.5% and 19.3% of the Company's revenues for the years ended December 31, 2001 and 2002, respectively. There can be no assurance that the Company will be able to continue or expand its capacity to market, sell, and deliver its services in international markets, or develop relationships with other businesses to expand its international operations. Additionally, there are certain risks inherent in conducting international business, including: (i) exposure to foreign currency fluctuations against the US dollar; (ii) competition from others regarding labor and material costs; (iii) potentially longer working capital cycles; (iv) greater difficulties in collecting accounts receivable; (v) difficulties in complying with a variety of foreign laws and foreign tax regulations; (vi) unexpected changes in foreign government programs, policies, regulatory requirements and labor laws; (vii) difficulties in staffing and effectively managing foreign operations; and (viii) political instability and adverse tax consequences. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's international operations and, consequently, on the Company's business, results of operations, growth prospects, and financial condition.

Control by Principal Stockholders

        As of March 10, 2003, A. Emmet Stephenson, Jr., Chairman of the Board and co-founder of the Company, and his family beneficially own approximately 61.6% of the Company's outstanding common stock. As a result, Mr. Stephenson and his family will be able to elect the entire Board of Directors of the Company and to control substantially all other matters requiring action by the Company's stockholders. Additionally, substantially all of the Company's revenues, operating expenses, and operating results in general are derived from the Company's wholly-owned subsidiaries. Such voting concentration may discourage, delay or prevent a change in control of the Company and its wholly-owned subsidiaries.

Dependence on Key Personnel

        The Company's success to date has depended in part on the skills and efforts of Mr. Stephenson. Mr. Stephenson has not entered into an employment agreement with the Company and there can be no assurance that the Company can retain the services of Mr. Stephenson. In May 2001, the Company entered into an employment agreement with William E. Meade, Jr. The agreement provides for, among other things, the services of Mr. Meade as the Company's Chief Executive Officer, President and member of the Board of Directors through May 2006. The loss of Mr. Stephenson, Mr. Meade, or the Company's inability to hire and retain other qualified officers, directors and key employees, could have a material adverse effect on the Company's success, growth prospects, results of operations, and financial condition.

Dependence on Key Industries and Trends Toward Outsourcing

        StarTek's current client base generally consists of companies engaged primarily in the computer software, computer hardware, Internet, E-commerce, technology, and telecommunications industries. The Company's business and growth is largely dependent on continued demand for its services from clients in these industries and industries targeted by the Company, and current trends in such industries to outsource various non-core functions that are offered on an outsourced basis by the Company. A general economic downturn in the computer industry or in other industries targeted by the Company, or a slowdown or reversal of the trend in these industries to outsource services provided by the Company, could materially and adversely affect the Company's business, results of operations, growth prospects, and financial condition.

Risks of Business Interruptions

        StarTek's operations depend on its ability to protect its facilities, clients' products, confidential client information, computer equipment, telecommunications equipment, and software systems against damage from Internet interruption, fire, power loss, telecommunications interruption, E-commerce interruption, natural disaster, theft, unauthorized intrusion, computer viruses, other emergencies, and ability of its suppliers to deliver component parts quickly. While the Company maintains certain procedures and contingency plans to minimize the detrimental impact of such events, there can be no assurance such procedures and plans will be successful. In the event the Company experiences temporary or permanent interruptions or other emergencies at one or more of its facilities, the Company's business could be materially and adversely affected and the Company may be required to pay contractual damages to its clients, or allow its clients to terminate or renegotiate their arrangements with the Company. While the Company maintains property and business interruption insurance, such insurance may not adequately and/or timely compensate the Company for all losses it may incur. Further, some of the Company's operations, including telecommunication systems and telecommunication networks, and the Company's ability to timely and consistently access and use 24 hours per day, seven days per week, telephone, Internet, E-commerce, E-mail, facsimile connections, and other forms of communication are substantially dependent upon telephone companies, Internet service providers, and various telecommunications infrastructure. If such communications are interrupted on a short or long-term basis, the Company's services would be similarly interrupted and delayed.

Volatility of Stock Price

        The market price of StarTek's common stock has been highly volatile and could be subject to wide fluctuations in response to quarterly variations in operating results, the success of the Company in implementing its business and growth strategies, announcements of new contracts or contract cancellations, announcements of technological innovations or new products and services by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors. Additionally, the stock market has experienced substantial price and volume fluctuations that have particularly affected the market prices of equity securities of many companies, and that have often been unrelated to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of StarTek's common stock. Additionally, since only a minority portion of StarTek's outstanding common stock is currently available for trading without restriction under Rule 144, and since such stock sometimes trades at a relatively low volume level, any change in demand for such stock can be expected to substantially influence market prices of StarTek's outstanding common stock. The closing price of StarTek, Inc. shares varied from a low of $16.70 to a high of $27.99 during 2002.

Risks Related to the Company's Portfolio of Internet Domain Names

        Through its wholly-owned subsidiary Domain.com, Inc., the Company owns a portfolio of Internet domain names. The estimated fair market value of domain names owned by the Company is difficult to assess because the Company, to date, has had limited activity related to its Internet domain name portfolio. An investor in the Company's common stock must consider the challenges, risks, and uncertainties frequently encountered by early stage companies using new and unproven business models in new and rapidly evolving markets. These challenges influencing the Company's ability to benefit from its portfolio of Internet domain names include the Company's ability to: (i) execute on its business model; (ii) increase brand recognition of the Internet domain names within the Company's portfolio; and (iii) protect trademarks, service marks, and copyrights related to the domain names. These and other uncertainties generally attributable to businesses engaging in E-commerce and the Internet must be considered when evaluating the Company's portfolio of Internet domain names, and prospects of the Company's Internet web site operations anticipated to be developed from these domain names.

Risks Related to Fluctuating Values of the Company's Portfolio of Investment Securities

        The Company has made investments in publicly traded securities, and the share prices of the securities have been volatile. The Company periodically reviews investments available for sale for other-than-temporary declines in fair value and writes down investments to their fair value when such a decline has occurred. Unrealized gain or losses on investments acquired as trading securities are recognized as they occur. Future adverse changes in market conditions or poor operating results of companies in which the Company has invested could result in losses or an inability to recover the carrying value of the investments that may not be reflected in an investment's current carrying value and which could require an impairment charge.

APPENDIX B

STARTEK, INC. AND SUBSIDIARIES

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

        The following discusses the Company's exposure to market risks related to changes in interest rates and other general market risks, equity market prices and other general market risks, and foreign currency exchange rates as of December 31, 2002. All of the Company's investment decisions are supervised or managed by its Chairman of the Board. The Company's investment portfolio policy, approved as amended by the Board of Directors during 2001, provides for investment objectives and portfolio allocation guidelines. This discussion contains forward-looking statements subject to risks and uncertainties. Actual results could vary materially as a result of a number of factors, including but not limited to, changes in interest and inflation rates or market expectations thereon, equity market prices, foreign currency exchange rates, and those set forth in the "Management's Discussion and Analysis of Financial Condition and Results of Operations"—"Risk Factors" section of this Form 10-K. Also see Note 1 and 3 to the consolidated financial statements set forth herein for a further discussion of the Company's cash, cash equivalents, and investments.

Interest Rate Sensitivity and Other General Market Risks

        Cash and Cash Equivalents.    The Company had $13.1 million in cash and cash equivalents, which consisted of: (i) $12.3 million invested in various money market funds and overnight investments at a combined weighted average interest rate of approximately 1.2%; and (ii) $0.8 million in various non-interest bearing accounts. Cash and cash equivalents are not restricted. Management considers cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash, and so near their maturity they present insignificant risk of changes in value because of changes in interest rates. The Company does not expect any substantial loss with respect to its cash and cash equivalents as a result of interest rate changes, and estimated fair value of its cash and cash equivalents approximates original cost.

        Investments Available for Sale.    The Company had investments available for sale, which, in aggregate, had a basis of $37.8 million and a fair market value of $36.6 million. Investments available for sale generally consisted of corporate bonds, bond mutual funds, and various forms of equity securities. The Company's investment portfolio is subject to market risk and interest and inflation rate risks. These investments will fall in value if market interest and/or inflation rates increase. In 2002, the Company determined that the certain declines in the fair value of investments available for sale were other than temporary and recorded an impairment charge of $6.3 million, offset by a $0.1 million partial cash recovery of the Six Sigma investment impaired in 2001.

        Fair market value of and estimated cash flows from the Company's investments in corporate bonds are substantially dependent upon credit worthiness of certain corporations expected to repay their debts to the Company. If such corporations' financial condition and liquidity adversely changes, the Company's investments in their debts can be expected to be materially and adversely affected.

        The table below provides information about maturity dates and corresponding weighted average interest rates related to certain of the Company's investments available for sale:

		Expected Maturity Date -Basis- (dollars in thousands)
	Weighted Average Interest Rates
									Fair Value
		1 year	2 years	3 years	4 years	5 years	Thereafter	Total
Corporate bonds	7.42%	$10,105						$10,105	$10,143
Corporate bonds	9.39%		$3,683					3,683	3,863
Corporate bonds	6.69%					$2,839		2,839	3,222

Total	7.71%	$10,105	$3,683	$—	$—	$2,839	$—	$16,627	$17,228

        Management believes the Company has the ability to hold the foregoing investments until maturity, and therefore, if held to maturity, the Company would not expect the future proceeds from these investments to be affected, to any significant degree, by the effect of a sudden change in market interest rates. Declines in interest rates over time will, however, reduce the Company's interest income derived from future investments.

        As part of its investments available for sale portfolio, the Company was invested in equity securities that, in aggregate, had a basis of $21.2 million and a fair market value of $19.4 million.

        Outstanding Debt of the Company.    The Company had outstanding debt of $6.5 million as of December 31, 2002, $0.6 million of which bears no interest as long as the Company complies with the terms of the debt arrangement. The payments on this non interest-bearing note are funded through certain incentive provisions.

        The following table provides information as of December 31, 2002 about loans entered into by the Company that are secured by the equipment purchased with the loan proceeds:

Loan date	Term	Interest rate	Outstanding	Covenants/Penalties
10/22/99	48 months	Variable (2.65% at 12/31/02)	$0.5 million	Maintenance of certain operating ratios.
11/2/01	48 months	5.02%	$4.8 million US (Canadian loan)	Penalty if prepaid in first two years.
12/6/01	48 months	5.41%	$0.5 million US (Canadian loan)	Penalty if prepaid in first two years.

        As of December 31, 2002 and the date of this Form 10-K, the Company was in compliance with the financial covenants of these loans.

        Management believes a hypothetical 10.0% increase in interest rates would not have a material adverse affect on the Company. Increases in interest rates would, however, increase interest expense associated with the Company's existing variable rate equipment loan and future borrowings by the Company, if any. For example, the Company may from time to time effect borrowings under its $10 million line of credit for general corporate purposes, including working capital requirements, capital expenditures, and other purposes related to expansion of the Company's capacity. Borrowings under the $10 million line of credit bear interest at the lender's prime rate minus 1% (3.25% as of December 31, 2002). As of December 31, 2002 and the date of this Form 10-K, the Company was in compliance with the financial covenants pertaining to the line of credit. The Company has not hedged against interest rate changes.

Equity Price Risks and Other General Market Risks

        Equity Securities.    The Company held in its investments available for sale portfolio certain equity securities with basis and fair market value, in aggregate, of $21.2 million and $19.4 million, respectively. Equity securities primarily consisted of publicly traded common stock of US based companies, exchange-traded funds, equity mutual funds, and real estate investment trusts. A substantial decline in values of equity securities and equity prices in general would have a material adverse affect on the Company's equity investments. Also, prices of common stocks held by the Company would be materially and adversely affected by increasing inflation and/or interest rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies, as well as groups of companies. The Company has partially hedged against some equity price changes.

        Trading Securities.    As of December 31, 2002 the Company was invested in trading securities, which, in aggregate, had an original cost and fair market value of $6.2 million and $7.4 million, respectively. Trading securities consisted primarily of US and international mutual funds, investments in limited partnerships, and US equity securities. Trading securities were held to meet short-term investment objectives. As part of trading securities and as of December 31, 2002, the Company had sold call options for a total of 18,000 shares of US equity securities that, in aggregate, had a basis and market value of $9,000 and $7,000, respectively, and sold put options for a total of 12,000 shares of US equity securities that, in aggregate, had a basis and market value of $14,000 and $13,000, respectively. The foregoing call and put options were reported net as components of trading securities and expired in January 2003.

        Risk of loss to the Company in the event of nonperformance by any party is not considered substantial. Due to the potential limited liquidity of some of these instruments, the most recently traded price may be different from values that might be realized if the Company were to sell or close out the transactions. Such differences are not considered significant to the Company's results of operations, financial condition, or liquidity. The foregoing call and put options, may involve elements of credit and market risks in excess of the amounts recognized in the Company's financial statements. A substantial decline and/or change in value of equity securities, equity prices in general, international equity mutual funds, investments in limited partnerships, and/or call and put options could have a material adverse affect on the Company's portfolio of trading securities. Also, trading securities could be materially and adversely affected by increasing interest and/or inflation rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies, as well as groups of companies.

Foreign Currency Exchange Risks

        Terms of the Company's agreements with clients and subcontractors are typically in US dollars except for certain agreements related to its United Kingdom and Canada operations. Of the Company's revenues for the year ended December 31, 2002, 19.3% were derived from arrangements whereby the Company received payments from clients in currencies other than US dollars. If an arrangement provides for the Company to receive payments in a foreign currency, revenues realized from such an arrangement may be less if the value of such foreign currency declines. Similarly, if an arrangement provides for the Company to make payments in a foreign currency, cost of services and operating expenses for such an arrangement may be more if the value of such foreign currency increases. For example, a 10% change in the relative value of such foreign currency could cause a related 10% change in the Company's previously expected revenues, cost of services, and operating expenses. If the international portion of the Company's business continues to grow, more revenues and expenses will be denominated in foreign currencies, which increases the Company's exposure to fluctuations in currency exchange rates. In the past, the Company has not hedged against foreign currency exchange rate changes related to its international operations.

APPENDIX C

STARTEK, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
StarTek, Inc.

        We have audited the accompanying consolidated balance sheets of StarTek, Inc. and subsidiaries (the "Company") as of December 31, 2002 and 2001, and the related consolidated statements of income, cash flows and stockholders' equity for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of StarTek, Inc. and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Denver, Colorado
February 14, 2003

STARTEK, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2001	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$14,282	$13,143
Investments	35,804	44,022
Trade accounts receivable, less allowance for doubtful accounts of $789 and $816 in 2001 and 2002, respectively	26,185	37,232
Inventories	2,614	1,463
Income tax receivable	—	335
Deferred tax assets	3,394	4,300
Prepaid expenses and other assets	1,274	958

Total current assets	83,553	101,453
Property, plant and equipment, net	42,017	38,797
Long-term deferred tax assets	3,533	110
Other assets	50	61

Total assets	$129,153	$140,421

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$11,978	$11,156
Accrued liabilities	6,357	7,235
Income taxes payable	2,192	—
Current portion of long-term debt	3,605	2,221
Other	292	462

Total current liabilities	24,424	21,074
Long-term debt, less current portion	8,201	4,261
Other	919	492
Stockholders' equity:
Common stock	141	142
Additional paid-in capital	48,002	50,060
Cumulative translation adjustment	(431)	(123)
Unrealized loss on investments available for sale	(2,190)	(738)
Retained earnings	50,087	65,253

Total stockholders' equity	95,609	114,594

Total liabilities and stockholders' equity	$129,153	$140,421

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

Consolidated Income Statements

(dollars in thousands, except per share data)

	Year Ended December 31,
	2000	2001	2002
Revenues	$200,750	$182,576	$207,864
Cost of services	153,629	137,622	157,005

Gross profit	47,121	44,954	50,859
Selling, general and administrative expenses	20,950	25,938	22,562

Operating profit	26,171	19,016	28,297
Net interest income and other	4,655	4,318	1,986
Loss on impaired investments	—	(15,452)	(6,210)

Income before income taxes	30,826	7,882	24,073
Income tax expense	11,406	3,011	8,907

Net income (A)	$19,420	$4,871	$15,166

Weighted average shares of common stock (B)	14,016,851	14,053,484	14,140,765
Dilutive effect of stock options	262,558	114,560	244,624

Common stock and common stock equivalents (C)	14,279,409	14,168,044	14,385,389

Earnings per share:
Basic (A/B)	$1.39	$0.35	$1.07
Diluted (A/C)	$1.36	$0.34	$1.05

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(dollars in thousands)

	Year Ended December 31,
	2000	2001	2002
Operating Activities
Net income	$19,420	$4,871	$15,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,482	6,898	9,220
Deferred income taxes	691	(4,497)	1,399
Loss (gain) on sale of assets	(80)	1	2
Loss on investment impairments	—	15,452	6,210
Changes in operating assets and liabilities:
Sales (purchases) of trading securities, net	(13,668)	6,334	1,085
Trade accounts receivable, net	1,393	(5,786)	(11,047)
Inventories	1,794	(668)	1,151
Prepaid expenses and other assets	(268)	(548)	305
Accounts payable	(7,773)	3,603	(822)
Income taxes payable	2,434	(746)	(2,149)
Accrued and other liabilities	1,627	954	621

Net cash provided by operating activities	11,052	25,868	21,141
Investing Activities
Purchases of investments available for sale	(15,818)	(56,966)	(45,337)
Proceeds from disposition of investments available for sale	21,140	41,509	32,214
Purchases of property, plant and equipment	(8,909)	(19,016)	(5,877)
Proceeds from disposition of property, plant and equipment	284	8	38
Notes receivable from Gifts.com, Inc.	(1,989)	—	—

Net cash used in investing activities	(5,292)	(34,465)	(18,962)
Financing Activities
Stock options exercised	704	738	1,681
Principal payments on borrowings, net	(1,998)	(12,460)	(5,420)
Proceeds from borrowings and capital lease obligations	6,145	12,850	—
Principal payments on capital lease obligations	(74)	—	—

Net cash provided by financing activities	4,777	1,128	(3,739)
Effect of exchange rate changes on cash	63	(792)	421

Net (decrease) increase in cash and cash equivalents	10,600	(8,261)	(1,139)
Cash and cash equivalents at beginning of year	11,943	22,543	14,282

Cash and cash equivalents at end of year	$22,543	$14,282	$13,143

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$332	$355	$419
Income taxes paid	$8,376	$8,318	$9,394
Property plant and equipment acquired or refinanced under long-term debt	$2,144	$7,049	—
Change in unrealized loss on investments available for sale, net of tax	$101	$(1,695)	$1,452

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

(dollars in thousands)

	Common Stock				Accumulated Other Comprehensive Income
			Additional Paid-In Capital	Retained Earnings		Total Stockholders' Equity
	Shares	Amount
Balance, December 31, 1999	13,987,111	140	$45,681	$25,796	$(571)	$71,046
Stock options exercised	46,110	—	704	—	—	704
Income tax benefit from stock options exercised	—	—	710	—	—	710
Net income	—	—	—	19,420	—	19,420
Cumulative translation adjustment	—	—	—	—	(17)	(17)
Unrealized gain on investments available for sale	—	—	—	—	101	101

Comprehensive income	—	—	—	—	—	19,504

Balance, December 31, 2000	14,033,221	$140	$47,095	$45,216	$(487)	$91,964
Stock options exercised	49,340	1	737	—	—	738
Income tax benefit from stock options exercised	—	—	170	—	—	170
Net income	—	—	—	4,871	—	4,871
Cumulative translation adjustment	—	—	—	—	(439)	(439)
Unrealized gain on investments available for sale	—	—	—	—	(1,695)	(1,695)

Comprehensive income	—	—	—	—	—	2,737

Balance, December 31, 2001	14,082,561	141	48,002	50,087	(2,621)	95,609
Stock options exercised	110,020	1	1,680	—	—	1,681
Income tax benefit from stock options exercised	—	—	378	—	—	378
Net income	—	—	—	15,166	—	15,166
Cumulative translation adjustment	—	—	—	—	308	308
Unrealized loss on investments available for sale	—	—	—	—	1,452	1,452

Comprehensive income	—	—	—	—	—	16,926

Balance, December 31, 2002	14,192,581	$142	$50,060	$65,253	$(861)	$114,594

See notes to consolidated financial statements.

STARTEK, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(dollars in thousands, except per share data)

1. Basis of Presentation and Summary of Significant Accounting Policies

        StarTek, Inc.'s business was founded in 1987 and, through its wholly-owned subsidiaries, has provided outsourced process management services since inception. On December 30, 1996, StarTek, Inc. (the "Company" or "StarTek") was incorporated in Delaware, and in June 1997 StarTek completed an initial public offering of its common stock. Prior to December 30, 1996, StarTek USA, Inc. and StarTek Europe, Ltd. conducted business as affiliates under common control. In 1998, the Company formed StarTek Pacific, Ltd., a Colorado corporation and Domain.com, Inc., a Delaware corporation, both of which are also wholly-owned subsidiaries of the Company. In 2001, the Company formed StarTek Canada Services, Ltd. a Nova Scotia, Canada corporation, which is a wholly-owned subsidiary of the Company. StarTek, Inc. is a holding company for the businesses conducted by its wholly-owned subsidiaries. The consolidated financial statements include accounts of all wholly-owned subsidiaries after elimination of intercompany accounts and transactions.

  Business Operations

        StarTek has an established position as a global provider of process management service platforms and owns and operates branded vertical market Internet web sites. The Company's process management service platforms include offering comprehensive supply chain management services, high-end inbound technical support, provisioning management for complex telecommunications systems, and E-commerce support and fulfillment. As an outsourcer of process management services as its core business, StarTek allows its clients to focus on their primary business, reduce overhead, replace fixed costs with variable costs, and reduce working capital needs. The Company has continuously expanded its process management business and facilities to offer additional outsourcing services in response to growing needs of its clients and to capitalize on market opportunities, both domestically and internationally. The Company has process management operations in North America, Europe, and through 2001, in Asia. The facility in Asia closed on January 31, 2002.

        StarTek owns a portfolio of branded vertical market Internet web sites and operates certain sites, including airlines.com and wedding.com, as internet portals.

  Foreign Currency Translation

        Assets and liabilities of the Company's foreign operations are translated into US dollars at current exchange rates. Revenues and expenses are translated at average monthly exchange rates. Resulting translation adjustments, net of applicable deferred income taxes (2001 - $(252); 2002 - $(73)), are reported as a separate component of stockholders' equity. Foreign currency transaction gains and losses are included in determining net income. Such gains and losses were not material for any period presented.

  Comprehensive Income

        Financial Accounting Standards Board Statement No. 130, "Reporting Comprehensive Income", establishes rules for the reporting and display of comprehensive income. Comprehensive income is defined essentially as all changes in stockholders' equity, exclusive of transactions with owners. Comprehensive income was $19,504, $2,737, and $16,926 for 2000, 2001 and 2002, respectively.

  Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company's management to make estimates and assumptions that affect amounts reported in the Company's consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

        The below table shows the roll forward of the Company's allowances for doubtful accounts and inventory reserves.

	December 31, 2001
	2000	2001	2002
Allowance for Doubtful Accounts
Balance at beginning of year	$775	$672	$789
Additions/recoveries	(75)	312	29
Write offs	(28)	(195)	(2)

Balance at end of year	$672	$789	$816

Inventory Reserve
Balance at beginning of year	$596	$437	$530
Additions	16	178	238
Write offs	(175)	(85)	(301)

Balance at end of year	$437	$530	$467

  Revenue Recognition

        Revenues are recognized as services are completed.

  Training

        Training costs pertaining to start-up and ongoing projects are expensed during the year incurred.

  Fair Value of Financial Instruments

        Financial instruments consist of cash and cash equivalents, investments, accounts receivable, accounts payable, notes receivable, and debt. Carrying values of cash and cash equivalents, accounts receivable, and accounts payable approximate fair value. Investments are reported at fair value. Management believes differences between fair values and carrying values of notes receivable and debt would not be materially different because interest rates approximate market rates for material items.

  Cash and Cash Equivalents

        The Company considers cash equivalents to be short-term, highly liquid investments readily convertible to known amounts of cash and so near their maturity they present insignificant risk of changes in value because of changes in interest rates.

  Investments

        Investments available for sale consist of debt and equity securities reported at fair value, with unrealized gains and losses, net of tax (tax benefits of $1,371 and $433 for 2001 and 2002, respectively) reported as a separate component of stockholders' equity. There have been no unrealized gains and losses or declines in value judged to be other than temporary on investments available for sale with the exception of the investments described in Note 4. Investments are evaluated for other-than-temporary impairment if the fair value was below cost after six months. The Company then considers additional factors such as market conditions, the industry sectors in which the investment entity operates, and the viability and prospects of each entity. Other-than-temporary declines in fair value are reflected on the income statement as loss on impaired investments. Original cost of investments available for sale, which are sold, is based on the specific identification method. Interest income from investments available for sale is included in net interest income and other. Trading securities and investments are carried at fair market values. Fair market values are determined by the most recently traded price of the security or underlying investment as of the balance sheet date. Gross unrealized gains and losses from trading securities are reflected in income currently and as part of net interest income and other.

  Derivative Instruments and Hedging Activities

        In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards requiring derivative instruments (including certain derivative instruments embedded in other contracts) to be recorded as either assets or liabilities measured at fair value. SFAS No. 133 requires changes in a derivative's fair value to be recognized currently in income unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allow a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires a company to formally document, designate, and assess effectiveness of transactions receiving hedge accounting treatment. SFAS No. 133 was effective for the Company on January 1, 2001. The adoption of SFAS No. 133 had no material impact on the Company.

  Inventories

        Inventories are valued at average costs that approximate actual costs computed on a first-in, first-out basis, not in excess of market value.

  Property, Plant and Equipment

        Property, plant, and equipment are stated at cost. Additions, improvements, and major renewals are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. Depreciation and amortization is computed using the straight-line method based on their estimated useful lives as follows:

Estimated Useful Lives
Buildings and improvements	7 to 30.5 years
Equipment	3 to 5 years
Furniture and fixtures	7 years

  Income Taxes

        The Company accounts for income taxes using the liability method of accounting for income taxes as prescribed by SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes reflect net effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. The Company is subject to foreign income taxes on its foreign operations.

  Stock Option Plans

        The Company stock options plans, which are described more fully in Note 14, Stock Options, are accounted for under the intrinsic value recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. As the exercise price of all options granted under these plans was equal to the market price of the underlying stock on the grant date, no stock-based employee compensation cost is recognized in net income. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS no. 123, "Accounting for Stock-Based Compensation", to employee stock benefits.

        For purposes of this pro forma disclosure, the estimated fair value of the options is assumed to be amortized to expense over the options' vesting periods.

	2000	2001	2002
Net income, as reported	$19,420	$4,871	$15,166
Fair value-based compensation cost, net of tax	1,577	1,756	5,234

Pro forma net income	$17,843	$3,115	9,932

Basic earnings per share
As reported	$1.39	$0.35	$1.07
Pro forma	$1.27	$0.22	$0.70
Diluted earnings per share
As reported	$1.36	$0.34	$1.05
Pro forma	$1.25	$0.22	$0.69

  New Accounting Pronouncements

        In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also includes guidance on the initial recognition and measurement of goodwill and other intangible assets arising from business combinations completed after June 30, 2001. SFAS No. 142 prohibits the amortization of goodwill and intangible assets with indefinite useful lives. SFAS No. 142 also requires that these assets be reviewed for impairment at least annually. Intangible assets with finite lives will continue to be amortized over their estimated useful lives. The Company adopted SFAS No. 141 and No. 142 on January 1, 2002 and the adoption of these statements did not result in any material impact.

        In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and associated asset retirement costs. The Company adopted SFAS No. 143 on January 1, 2003, and the adoption of this statement did not result in any material impact.

        In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", which establishes one accounting model to be used for long-lived assets to be disposed of by sale and broadens the presentation of discontinued operations to include more disposal transactions. SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of", and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". The Company adopted SFAS No. 144 on January 1, 2002 and the adoption of this statement did not result in any material impact.

        In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which provides guidance related to accounting for costs associated with disposal activities covered by SFAS No. 144 or with exit or restructuring activities previously covered by Emerging Issues Task Force ("EITF") Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 supercedes EITF Issue No. 94-3 in its entirety. SFAS No. 146 requires that costs related to exiting an activity or to a restructuring not be recognized until the liability is incurred. SFAS No. 146 will be applied prospectively to exit or disposal activities that are initiated after December 31, 2002. The Company is currently evaluating the effects, if any, that this standard will have on its results of operations and financial position.

        In December 2002, the FASB issued SFAS No.148, which provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No.148 also requires that disclosures of the pro forma effect of using the fair value method of accounting for stock-based employee compensation be displayed more prominently and in a tabular format. Additionally, SFAS No.148 requires disclosure of the pro forma effect in interim financial statements. The transition requirements of SFAS No.148 are effective for the Company "s fiscal year 2003. The Company currently does not plan to transition to a fair value method of accounting for stock-based employee compensation.

2. Earnings Per Share

        Basic earnings per share is computed on the basis of weighted average number of common shares outstanding. Diluted earnings per share is computed on the basis of weighted average number of common shares outstanding plus effects of outstanding stock options using the "treasury stock" method.

3. Investments

        As of December 31, 2001, investments available for sale consisted of:

	Basis	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Corporate bonds	$13,478	$375	$(816)	$13,037
Equity securities	17,409	293	(3,414)	14,288

Total	$30,887	$668	$(4,230)	$27,325

        As of December 31, 2002, investments available for sale consisted of:

	Basis	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Corporate bonds	$16,627	$610	$(9)	$17,228
Equity securities	21,172	175	(1,947)	19,400

Total	$37,799	$785	$(1,956)	$36,628

        As of December 31, 2002, amortized costs and estimated fair values of investments available for sale by contractual maturity were:

	Basis	Estimated Fair Value
Corporate bonds maturing within:
One year or less	$10,105	$10,143
Two to five years	6,522	7,085

	$16,627	$17,228
Equity securities	21,172	19,400

Total	$37,799	$36,628

        Equity securities primarily consisted of publicly traded common stock of US based companies, equity mutual funds, and real estate investment trusts.

        As of December 31, 2001, the Company was also invested in trading securities, which, in the aggregate, had an original cost and fair market value of $8,344 and $8,479, respectively. Trading securities consisted primarily of US and international mutual funds and investments in limited partnerships. Certain investments include hedging and derivative securities. Trading securities were held to meet short-term investment objectives. As part of trading securities and as of December 31, 2001, the Company had sold call options for a total of 33,500 shares of US equity securities which, in the aggregate, had a basis and market value of $30 and $29, respectively, and sold put options for a total of 211,000 shares of US equity securities which, in the aggregate, had a basis and market value of $132 and $92, respectively. The foregoing call and put options were reported net as components of trading securities and expired between January 18 and February 15, 2002.

        As of December 31, 2002, the Company was also invested in trading securities, which, in the aggregate, had an original cost and fair market value of $6,214 and $7,394, respectively. Trading securities consisted primarily of US and international mutual funds and investments in limited partnerships. Certain investments include hedging and derivative securities. Trading securities were held to meet short-term investment objectives. As part of trading securities and as of December 31, 2002, the Company had sold call options for a total of 18,000 shares of US equity securities which, in the aggregate, had a basis and market value of $9 and $7, respectively, and sold put options for a total of 12,000 shares of US equity securities which, in the aggregate, had a basis and market value of $14 and $13, respectively. The foregoing call and put options were reported net as components of trading securities and expired January 18, 2003.

        Risk of loss to the Company in the event of nonperformance by any party is not considered substantial. The foregoing call and put options may involve elements of credit and market risks in excess of the amounts recognized in the Company's financial statements. A substantial decline and/or change in value of equity securities, equity prices in general, international equity mutual funds, investment limited partnerships, and/or call and put options could have a material adverse effect on the Company's portfolio of trading securities. Also, trading securities could be materially and adversely affected by increasing interest and/or inflation rates or market expectations thereon, poor management, shrinking product demand, and other risks that may affect single companies, as well as groups of companies.

4. Loss on Impaired Investments

        In January 2001, the Company purchased an investment in Six Sigma, LLC ("Six Sigma"). Six Sigma provided its audited financial statements, which included an unqualified independent auditors' opinion. The purpose of Six Sigma was to provide revolving platform financing to its customer, a national mortgage company ("Mortgage Company") and all advances were to be secured by first mortgages or deeds of trust on residential properties located in 47 different states. Six Sigma was to receive interest from the Lender and a portion of the loan origination fees. Subsequently, a federal court placed the Mortgage Company into receivership based on allegations by the Securities and Exchange Commission that president of the Mortgage Company had misappropriated large amounts of funds. The concurrent default on the line of credit extended by Six Sigma to the Mortgage Company triggered a bankruptcy filing by Six Sigma. Based on the limited information available to the Company, the Company believed it to be probable that its investment in Six Sigma had been impaired, and in 2001 took a charge for a loss on the entire investment balance of $3,000 and accrued interest and fees of $40. The Company will continue to pursue recovery of this investment.

        Through its wholly owned subsidiary Domain.com, Inc., the Company has a 19.9% investment in and notes receivable from Gifts.com, Inc. of $12,412 in the aggregate. The Company's investment in Gifts.com, Inc. was carried at cost. Gifts.com, Inc. is currently experiencing operating losses, negative cash flows, and a deficiency in working capital. The Company may lose its entire investment in and notes receivable from Gifts.com, Inc. Management believed it to be probable the Company's investment in and notes receivable from Gifts.com, Inc. has been impaired, and in 2001 took a charge for a loss on the entire investment balance of $12,412.

        The Company periodically evaluates investment holdings on an individual basis and in 2002 determined certain declines in the fair value of investments available for sale to be other than temporary. The Company recorded $6,356 in other-than-temporary impairment and a $146 cash recovery of the Six Sigma impairment originally recorded in 2001.

5. Inventories

        The Company purchases components of its clients' products as an integral part of its process management services. At the close of an accounting period, packaged and assembled products (together with other associated costs) are reflected as finished goods inventories pending shipment. The Company generally has the right to be reimbursed from its clients for unused inventories. Client-owned inventories are not valued in the Company's balance sheet. Inventories consisted of:

	December 31,
	2001	2002
Purchased components and fabricated assemblies	$1,903	$1,373
Finished goods	711	90

Total	$2,614	$1,463

6. Property, Plant and Equipment

	December 31,
	2001	2002
Land	$2,398	$2,400
Buildings and improvements	23,783	24,734
Equipment	33,762	38,666
Furniture and fixtures	4,603	4,935

	64,546	70,735
Less accumulated depreciation and amortization	(22,529)	(31,938)

Property, plant and equipment, net	$42,017	$38,797

7. Line of Credit

        The Company maintains a $10.0 million unsecured line of credit with Wells Fargo Bank West, N.A. (the "Bank"). Borrowing under the new line of credit bears interest at the Bank's prime rate minus 1% (3.25% as of December 31, 2002). Under this line of credit, the Company is required to maintain minimum tangible net worth of $65.0 million and operate at a profit. The Company may not pay dividends in an amount that would cause a failure to meet these financial covenants. As of December 31, 2002, the Company was in compliance with the financial covenants pertaining to the unsecured line of credit and $10.0 million was available under this line of credit.

8. Leases

        The Company leases facilities and equipment under various non-cancelable operating leases. As of December 31, 2002, future minimum rental commitments for operating leases were:

Operating Leases
2003	$1,023
2004	856
2005	785
2006	682
2007	513
Thereafter	1,025

Total minimum lease payments	$4,884

        Rent expense, including equipment rentals, for 2000, 2001, and 2002 was $727, $1,044, and $1,407, respectively.

9. Tennessee Financing Agreement

        On July 8, 1998, the Company entered into certain financing agreements with the Industrial Development Board of the County of Montgomery, Tennessee, (the "Development Board") in connection with the Development Board's issuance to StarTek USA, Inc. of an Industrial Development Revenue Note, Series A not to exceed $4,500 (the "Facility Note") and an Industrial Development Revenue Note, Series B not to exceed $3,500 (the "Equipment Loan"). The Facility Note bears interest at 9.0% per annum commencing on October 1, 1998, payable quarterly and maturing on July 8, 2008. Concurrently, the Company advanced $3,575 in exchange for the Facility Note and entered into a lease agreement, maturing July 8, 2008, with the Development Board for the use and acquisition of a 305,000 square-foot process management and distribution facility in Clarksville, Tennessee (the "Facility Lease"). The Facility Lease provides for the Company to pay to the Development Board lease payments sufficient to pay, when and as due, the principal of and interest on the Facility Note due to the Company from the Development Board. Pursuant to the provisions of the Facility Lease and upon the Company's payment of the Facility Lease in full, the Company shall have the option to purchase the 305,000 square-foot, Clarksville, Tennessee facility for a lump sum payment of one hundred dollars. The Equipment Loan bears interest at 9.0% per annum, generally contains the same provisions as the Facility Note, and provides for an equipment lease, except the Equipment Loan and equipment lease mature on January 1, 2004. As of December 31, 2002, the Company had used approximately $4,468 and $1,982 of the Facility Note and Equipment Loan, respectively, and correspondingly entered into further lease arrangements with the Development Board.

        All transactions related to the purchase of the notes by the Company from the Development Board and the lease arrangements from the Development Board to the Company have been offset against each other, and accordingly have no impact on the consolidated balance sheets. The assets acquired are included in property, plant and equipment. Similarly, the interest income and interest expense related to the notes and lease arrangements, respectively, have also been offset. The lease payments are equal to the amount of principal and interest payments on the notes, and accordingly have no impact on the consolidated statements of operations.

10. Long-Term Debt

	December 31,
	2001	2002
5.0% to 5.4% equipment loans	$9,391	$5,304
Variable rate equipment loan	998	469
Non-interest bearing promissory note with incentive provisions	1,261	553
Other debt obligations	156	156

	11,806	6,482
Less current portion of long-term debt	(3,605)	(2,221)

Long-term debt, less current portion	$8,201	$4,261

        In connection with the equipment loans, the Company provided collateral that generally consisted of computer hardware and software, various forms of telecommunications equipment, and furniture and fixtures whose estimated cost was equal to the principal amount of the equipment loans. The variable rate loan bears interest at the prime rate minus 1.6%, or 2.65% on December 31, 2002. StarTek USA, Inc. is required, from time to time, to maintain certain operating ratios. The non-interest bearing promissory note contains provisions which allow for payments to be made using certain incentives earned by the Company. As of December 31, 2002, StarTek USA, Inc. was in compliance with these financial covenants.

        As of December 31, 2002, future scheduled annual principal payments on long-term debt, including amounts related to the promissory note with waiver provisions and the promissory note with incentive provisions were:

2003	$2,221
2004	1,841
2005	1,789
2006	26
2007	26
Thereafter	579

$6,482

11. Income Taxes

        Significant components of the provision for income taxes were:

	2000	2001	2002
Current:
Federal	$8,729	$6,485	$5,771
Foreign	1,123	292	907
State	869	731	830

Total current	10,721	7,508	7,508
Deferred:
Federal	548	(3,906)	1,378
Foreign	—	—	(175)
State	137	(591)	196

Total deferred	685	(4,497)	1,399

Income tax expense	$11,406	$3,011	$8,907

        Income tax benefits associated with disqualifying dispositions of incentive stock options during 2000, 2001 and 2002 reduced income taxes by $710, $170 and $378 for 2000, 2001 and 2002, respectively. Such benefits were recorded as an increase to additional paid-in capital.

        Significant components of deferred tax assets, which required no valuation allowance, and deferred tax liabilities included in the accompanying balance sheets as of December 31 were:

	2001	2002
Current deferred tax assets:
Bad debt allowance	$233	$317
Vacation accrual	610	639
Deferred revenue	747	96
Accrued expenses	453	489
Unrealized loss on investments	1,342	446
Loss on impaired investments available for sale	—	2,259
Other	9	54

Total current deferred tax assets	3,394	4,300
Long-term deferred tax assets (liabilities):
Tax depreciation in excess of book	(1,097)	(846)
Loss on impaired investments	4,630	956

Net long-term deferred tax assets	3,533	110

Total deferred tax assets	$6,927	$4,410

        Differences between US federal statutory income tax rates and the Company's effective tax rates for the years ended December 31, 2000, 2001, and 2002 were:

	2000	2001	2002
Tax at US statutory rates	35.0%	35.0%	35.0%
State income taxes, net of federal tax benefit	3.2	3.3	3.1
Other, net	(1.2)	(0.1)	(1.1)

	37.0%	38.2%	37.0%

12. Net Interest Income and Other

	Year Ended December 31,
	2000	2001	2002
Interest income	$3,527	$2,511	$2,013
Interest expense	(332)	(347)	(419)
Other income and expense	1,460	2,154	392

Net interest income and other	$4,655	$4,318	$1,986

13. Stockholders' Equity

        As of December 31, 2001, common stock and additional paid-in capital consisted of:

Common stock; 32,000,000 shares, $.01 par value, authorized; 14,082,561 shares outstanding	$141
Additional paid-in capital	48,002

$48,143

        As of December 31, 2002, common stock and additional paid-in capital consisted of:

Common stock; 32,000,000 shares, $.01 par value, authorized; 14,192,581 shares outstanding	$142
Additional paid-in capital	50,060

$50,202

14. Stock Options

        Stock option plans have been established since 1997 to provide stock options, SARs and incentive stock options (cumulatively referred to as "Options") to key employees, directors (other than non-employee directors), consultants, and other independent contractors. The Stock Option Plan ("Option Plan") provides for Options to be granted for a maximum of 1,585,000 shares of common stock, which are to be awarded by determination of committee of non-employee directors. Unless otherwise determined by the committee, all Options granted under the Option Plan vest 20% annually beginning on the first anniversary of the Options' grant date and expire at the earlier of: (i) ten years (or five years for participants owning greater than 10% of the voting stock) from the Options' grant date; (ii) three months after termination of employment; (iii) six months after the participant's death; or (iv) immediately upon termination for "cause".

        The Director Option Plan was established to provide stock options to non-employee directors who are elected to serve on the Company's board of directors and serve continuously from commencement of their term (the "Participants"). The Director Option Plan provides for stock options to be granted for a maximum of 90,000 shares of common stock. Participants were automatically granted options to acquire 10,000 shares of common stock upon the closing of the Company's June 1997 initial public offering. Additionally, each Participant will be automatically granted options to acquire 3,000 shares of common stock on the date of each annual meeting of stockholders thereafter at which such Participant is reelected to serve on the Company's board of directors. All options granted under the Director Option Plan fully vest upon grant and expire at the earlier of: (i) date of Participant's membership on the Company's board of directors is terminated for cause; (ii) ten years from option grant date; or (iii) one year after Participant's death.

        The following table summarizes the activity and terms of outstanding options at December 31, 2000, 2001, and 2002:

	2000		2001		2002
	Options	Average Exercise Price	Options	Average Exercise Price	Options	Average Exercise Price
Options outstanding at beginning of year	605,710	$20.43	648,080	$22.95	1,158,950	$20.06
Granted	163,800	36.80	645,000	17.46	333,500	24.30
Exercised	(46,110)	15.29	(49,340)	14.94	(110,020)	15.28
Canceled	(75,320)	37.27	(84,790)	25.32	(188,210)	23.87

Options outstanding as of end of year	648,080	$22.95	1,158,950	$20.06	1,194,220	$21.11

Options exercisable as of end of year	203,540	$19.84	322,750	$20.65	423,620	$19.99

14. Stock Options (continued)

        Summary information about the Company's stock options outstanding at December 31, 2002 is as follows:

Range of Exercise Prices	Outstanding at December 31, 2002	Weighted Average Remaining Life (In Years)	Weighted Average Exercise Price	Exercisable at December 31, 2002	Weighted Average Exercise Price
$10.38 - $14.94	145,700	7.9	$14.70	35,320	$14.34
$15.00 - $19.39	594,970	6.9	16.74	312,390	15.91
$21.60 - $24.50	170,480	9.2	23.28	2,460	21.85
$25.26 - $26.60	186,800	9.3	26.05	18,000	25.93
$30.56 - $34.00	30,760	7.2	31.57	14,100	31.64
$38.62 - $38.94	10,700	7.0	38.65	10,280	38.63
$42.75 - $50.50	37,750	6.8	45.12	20,550	44.56
$65.00 - $74.00	17,060	7.3	69.04	10,520	67.70

$10.38 - $74.00	1,194,220	7.7	$21.11	423,620	$19.99

        The Company elected to follow Accounting Principles Board Opinion No. 25, ("APB 25") "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock options. Under APB 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on date of grant, no compensation expense has been recognized. Pro forma information regarding net income and net income per share is required by SFAS No. 123 "Accounting For Stock Based Compensation", and has been determined as if the Company had accounted for its stock options under the fair value method as provide for by SFAS No. 123

        Fair value of options granted during 2000, 2001 and 2002 reported above in Note 1: Basis of Presentation and Summary of Significant Accounting Policies was estimated as of date of grant using a Black-Scholes option pricing model with the following assumptions:

	2000	2001	2002
Expected life in years	7.0	7.0	7.0
Risk-free interest rate	5.5 - 6.7%	3.53 - 5.08%	1.43 - 3.65%
Volatility	88.8%	71.3%	67.5%
Dividend yield	0%	0%	0%

        Weighted average grant date fair market value of options granted during 2000, 2001, and 2002 was approximately $29.68 per share, $17.50 per share, and $24.30 per share, respectively.

        The Black-Scholes option valuation model was developed for use in estimating fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require input of highly subjective assumptions, including expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in subjective input assumptions can materially affect fair value estimates, in management's opinion, the existing models do not necessarily provide a reliable single measure of fair value of the Company's stock options.

15. Geographic Area Information

        The Company, operating in a single industry segment, provides a variety of integrated, outsourcing services to other businesses throughout the world. The Company's North America operations are located in the United States of America and Canada. The Company's Europe operations are located in the United Kingdom. The Company's Asia operations, closed in January 2002, were located in Singapore. Revenues, operating profit, and identifiable assets, classified by major geographic areas in which the Company operates were:

	North America	Europe	Asia	Eliminations	Total
Year Ended December 31, 2000
Revenues	$153,032	$22,226	$25,492	$—	$200,750
Operating profit	21,864	2,896	1,411	—	26,171
Identifiable assets	$117,247	$7,207	$4,090	$(6,261)	$122,283
Year Ended December 31, 2001
Revenues	$155,612	$16,080	$10,884	$—	$182,576
Operating profit	18,580	278	158	—	19,016
Identifiable assets	196,125	6,286	2,985	(76,243)	129,153
Year Ended December 31, 2002
Revenues	$200,288	$7,493	$83	$—	$207,864
Operating profit	29,615	(1,291)	(27)	—	28,297
Identifiable assets	238,717	3,983	—	(102,279)	140,421

16. Principal Clients

        The following table represents revenue concentrations of the Company's principal clients:

	Year ended December 31,
	2001	2002
Microsoft Corp.	48.4%	34.4%
AT&T Wireless Services, Inc.	19.1%	26.3%
AT&T Corp.	10.8%	13.3%
T-Mobile, a subsidiary of Deutsche Telekom	*	12.2%

*
Represents less than 10% of total revenue.

        The loss of a principal client and/or changes in timing or termination of a principal client's product launch or service offering would have a material adverse effect on the Company's business, revenues, operating results, and financial condition. To limit the Company's credit risk, management performs ongoing credit evaluations of its clients. Although the Company is directly impacted by economic conditions in which its clients operate, management does not believe substantial credit risk existed as of December 31, 2002.

17. Quarterly Data (Unaudited)

	2001 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$32,432	$42,342	$42,893	$64,909
Gross profit	8,750	10,377	10,178	15,649
Selling, general and administrative expenses	5,802	6,211	6,110	7,815
Operating profit	2,948	4,166	4,068	7,834
Loss on impaired investments	(3,040)	—	—	(12,412)
Net income	$993	$3,587	$2,675	$(2,384)
Earnings per share:
Basic	$0.07	$0.26	$0.19	$(0.17)
Diluted	$0.07	$0.25	$0.19	$(0.17)
Weighted average shares outstanding:
Basic	14,034,015	14,035,404	14,061,337	14,082,561
Diluted	14,064,808	14,115,537	14,338,413	14,152,799
	2002 Quarters Ended
	March 31	June 30	September 30	December 31
Revenues	$45,960	$43,350	$52,095	$66,458
Gross profit	11,169	11,124	13,079	15,483
Selling, general and administrative expenses (a)	5,217	5,089	5,834	6,429
Operating profit (a)	5,952	6,035	7,245	9,054
Loss on impaired investments	—	—	—	(6,210)
Net income	$4,020	$3,976	$4,506	$2,664
Earnings per share:
Basic	$0.29	$0.28	$0.32	$0.19
Diluted	$0.28	$0.28	$0.31	$0.18
Weighted average shares outstanding:
Basic	14,086,561	14,118,729	14,168,463	14,147,888
Diluted	14,269,254	14,410,318	14,396,454	14,418,078

(a)
Certain amounts have been reclassified in the first and second quarters of 2002 to conform with annual presentation.

StarTek, Inc.
Proxy for the Annual Meeting of Stockholders — May 29, 2003
This Proxy is solicited on behalf of the Board of Directors

        This proxy is furnished in connection with the solicitation by the board of Directors of StarTek, Inc. of proxies for use at the 2003 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints A. Emmet Stephenson, Jr. or William E. Meade, Jr., and each of them, his attorneys-in-fact and proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 29, 2003, at eight o'clock in the morning, and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposals 1 and 2 and in their discretion on all other matters coming before the meeting.

        This proxy when properly executed will be voted in the matter directed by the stockholder, but if no direction is made, this proxy will be voted FOR proposals 1 and 2.

        Properly executed proxies will be voted in the discretion of the proxy holder with regard to any other matter that properly comes before the meeting.

1.
ELECTION OF DIRECTORS

☐	FOR all nominees listed (except as marked below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

A. Emmet Stephenson, Jr.    William E. Meade, Jr.    Michael W. Morgan
Ed Zschau    Hank Brown    Michael S. Shannon

    Instruction: To withhold authority to vote for any individual nominee(s), print such nominee's(s) name(s) in the space provided below:

2.
TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY:

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.

Signature of Stockholder
Signature of Stockholder
Dated:	, 2003